As filed with the Securities and Exchange Commission on August 10, 2011
                           Registration No.333-147368
 ==============================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST EFFECTIVE AMENDMENT NO. 7

                                   TO FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            GARNER INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

        WYOMING                           1381                   84-1384961
        -------                           ----                   ----------
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

         7609 Ralston Road, Arvada, Colorado 80002/ Phone (303)422-8127
          (Address and telephone number of principal executive offices)

                             Roy C. Smith, President
         7609 Ralston Road, Arvada, Colorado 80002/ Phone (303)422-8127
            (Name, address and telephone number of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:
                       Michael A. Littman, Attorney at Law
                      7609 Ralston Road, Arvada, CO, 80002
                      phone 303-422-8127 / fax 303-431-1567

Approximate date of commencement of proposed sale to the public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

---------------------------- --------- ------------------------------ ----------
Large accelerated filer        [___]   Accelerated filer                  [___]
---------------------------- --------- ------------------------------ ----------
Non-accelerated filer          [___]   Smaller reporting company          [_X_]
(Do not check if a smaller
 reporting company)
---------------------------- --------- ------------------------------ ----------

                         CALCULATION OF REGISTRATION FEE

---------------------------- ------------------ ------------------------- --------------------------- ----------------
  TITLE OF EACH CLASS OF       AMOUNT TO BE         PROPOSED MAXIMUM           PROPOSED MAXIMUM          AMOUNT OF
SECURITIES TO BE REGISTERED     REGISTERED      OFFERING PRICE PER SHARE      AGGREGATE OFFERING       REGISTRATION
                                                                                   PRICE(1)                 FEE
---------------------------- ------------------ ------------------------- --------------------------- ----------------
Common   Stock  by  Selling          1,030,000                     $0.10                    $103,000         $4.05(2)
Shareholders
---------------------------- ------------------ ------------------------- --------------------------- ----------------

(1) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)  Registration Fee was paid in November 2007.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE



This Post-Effective Amendment No. 7 to the Registration Statement on Form S-1, Registration No. 333-147368, is filed for the purpose of updating the financial statements for the three month period ended March 31, 2011 and amending Item 3 - Prospectus Summary Information, Risk Factors and Ratio of Earnings to Fixed Charges, Item 7 - Selling Security Holders, Item 11 - Information with Respect to the Registrant and Item 11A - Material Changes.

                             (SUBJECT TO COMPLETION)
                                   PROSPECTUS
                            GARNER INVESTMENTS, INC.
            1,030,000 SHARES OF COMMON STOCK OF SELLING SHAREHOLDERS

We are registering 1,030,000 shares listed for sale on behalf of selling shareholders.

THIS OFFERING INVOLVES A HIGH DEGREE OF RISK; SEE "RISK FACTORS" BEGINNING ON PAGE 5 TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING SHARES OF THE COMMON STOCK.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE OR PROVINCIAL SECURITIES
COMMISSION, NOR HAS THE SEC OR ANY STATE OR PROVINCIAL SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS AMENDED PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Our common stock is presently quoted on the OTC Bulletin Board under the symbol "GVTS" On August 9, 2011, the last reported bid price of our common stock on the OTC Bulletin Board was $0.25 per share (rounded to the nearest penny). Our common stock having been recently listed has a limited trading history. See "DESCRIPTION OF COMMON STOCK--Common Stock." These prices will fluctuate based on the demand for the shares of our common stock and other factors.

This offering will be on a delayed and continuous basis only for sales of selling shareholders shares. The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders (See "Description of Securities - Shares").

The information in this amended prospectus is not complete and may be changed. We may not sell these securities until the date that the registration statement relating to these securities, which has been filed with the Securities and Exchange Commission, becomes effective. This amended prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.




                 The date of this Prospectus is August 10, 2011.

                                                         TABLE OF CONTENTS
                                                                                                                 Page No.
 PART I -  INFORMATION REQUIRED IN PROSPECTUS
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 1.                                      Front of  Registration  Statement  and Outside Front Cover Page
                                              of Prospectus
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 2.                                      Prospectus Cover Page                                                 1
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 3.                                      Prospectus  Summary  Information,  Risk  Factors  and  Ratio of       3
                                              Earnings to Fixed Charges
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 4.                                      Use of Proceeds                                                      13
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 5.                                      Determination of Offering Price                                      13
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 6.                                      Dilution                                                             14
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 7.                                      Selling Security Holders                                             14
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 8.                                      Plan of Distribution                                                 16
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 9.                                      Description of Securities                                            16
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 10.                                     Interest of Named Experts and Counsel                                16
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 11.                                     Information with Respect to the Registrant                           17
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              a. Description of Business                                           17
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              b. Description of Property                                           23
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              c. Legal Proceedings                                                 23
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              d. Market for Common Equity and Related Stockholder Matters          23
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              e. Financial Statements                                              24
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              f. Selected Financial Data                                           25
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              g. Supplementary Financial Information                               25
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              h. Management's  Discussion and Analysis of Financial Condition      25
                                              and Results of Operations
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              i. Changes In and Disagreements  With Accountants on Accounting      29
                                              and Financial Disclosure
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              j. Quantitative and Qualitative Disclosures About Market Risk        29
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              k. Directors and Executive Officers                                  29
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              l. Executive and Directors Compensation                              30
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              m.  Security   Ownership  of  Certain   Beneficial  Owners  and      32
                                              Management
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              n. Certain Relationships,  Related Transactions,  Promoters And      33
                                              Control Persons
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 11 A.                                   Material Changes                                                     34
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 12.                                     Incorporation of Certain Information by Reference                    35
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 12 A.                                   Disclosure  of  Commission   Position  on  Indemnification  for      36
                                              Securities Act Liabilities
 -------------------------------------------- ---------------------------------------------------------------- -------------
 PART II - INFORMATION NOT REQUIRED IN
 PROSPECTUS
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 13.                                     Other Expenses of Issuance and Distribution                          37
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 14.                                     Indemnification of Directors and Officers                            37
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 15.                                     Recent Sales of Unregistered Securities                              38
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 16.                                     Exhibits and Financial Statement Schedules                           38
 -------------------------------------------- ---------------------------------------------------------------- -------------
 ITEM 17.                                     Undertakings                                                         38
 -------------------------------------------- ---------------------------------------------------------------- -------------
                                              Signatures                                                           40
 -------------------------------------------- ---------------------------------------------------------------- -------------

ITEM 3. PROSPECTUS SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES
--------------------------------------------------------------------------------

OUR COMPANY

Garner Investments, Inc. ("We," "Us," "Our") was organized under the laws of the State of Wyoming on February 13, 1997. It is a Wyoming corporation organized for the purpose of engaging in any lawful business with a current plan to engage in the acquisition, exploration, and if warranted, development of oil and gas prospects. We intend to seek to participate in oil and gas prospects located in the state of Wyoming and may participate in oil and gas prospects located in the states of Wyoming, Kansas, New Mexico, Texas, Oklahoma and Colorado. We have one farmout prospect in Natrona County, Wyoming - T38N, R81W, Section 16, upon which we are developing geological data from which to determine potential drilling targets. We then intend to attempt to syndicate drilling participation in an exploratory well on the farmout. Our main emphasis will be to acquire, either by lease or purchase, an interest in oil or gas properties for exploration, when available, with third parties.

We have begun initial minimal operations and are currently without revenue. We have no employees at the present time. During the years ended December 31, 2010 and 2009, the executive officers contributed their services and have not begun to be compensated.

CHANGE OF CONTROL

On July 11, 2011, Sharon Fowler ("Fowler") entered into a Share Purchase Agreement with South Uintah Gas Properties, Inc. ("South Uintah"). Prior to entering into the Share Purchase Agreement, Fowler was a majority shareholder of the Company.

In exchange for cash, Fowler has sold 3,000,000 shares of the Company's restricted common stock to South Uintah. South Uintah conducted a private placement to raise capital and the funds to purchase the Fowler shares were obtained from such placement. As a result of the exchange South Uintah has become the majority shareholder of the Company, as discussed below.

As a result of the Share Purchase Agreement completed on July 12, 2011, there was a resulting change in the ownership structure of our Company. Prior to the Agreement, Fowler owned 3,680,000 shares of the Company's issued and outstanding common stock representing 85.5% of the voting common stock. As a result of the Agreement, South Uintah now holds the 3,000,000 shares of common stock representing 70.09% of the voting stock

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

In addition to the exchange of common stock, the Company has agreed to exchange on a one for one basis the following outstanding equity documents with those of its own. The table below sets forth the equity that is being exchanged.

          Type of Equity            South Uintah Balance          To Be Issued By Garner
----------------------------------- ---------------------- ------ -----------------------
Common Stock                             8,000,000 shares               8,000,000 shares
Preferred Stock (1)
   Non-voting Series A                   1,000,000 shares               1,000,000 shares
   Non-voting Series B                   1,000,000 shares               1,000,000 shares
   Non-voting Series C                   1,000,000 shares               1,000,000 shares
Warrants (2)                                    8,700,000                      8,700,000
Convertible Promissory Notes (3)               $1,000,000                     $1,000,000
Promissory Notes (4)                             $350,000                       $350,000

------------------

(1) The Company will have to amend its Articles of Incorporation in order to authorize 25,000,000 shares of preferred stock, which it intends to do subject to shareholder approval. The Series A and B Preferred Shares are convertible into 1,000,000 shares of common stock, each. The Series C Preferred Shares are convertible into 222,222 shares of common stock at $4.50 per share.
(2) The warrants have exercise prices ranging from $0.25 to $1.50 per share and terms of 2 to 3 years.
(3) The convertible promissory notes for $1,000,000 have conversion prices ranging from $0.20 to $0.25 and are convertible for a total of 4,360,000 shares.
(4) The promissory notes have provisions that provide for the notes to be paid upon the earlier of one year or private funding of $2,000,000.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

South Uintah intends to appoint new officers after an election of new directors to the Board of Directors. No arrangement now exists for such actions, and this is only a statement of intent.

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 8,000 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

Our Auditors have issued a going concern opinion and the reasons noted for issuing the opinion are our lack of revenues and modest capital.

Factors that make this offering highly speculative or risky are:

     o    There is no market for any securities;
     o    We have no revenues or sales;
     o    We are start up company;
     o    We have no experience in the energy exploration business as a company;
     o    We are undercapitalized.

In accordance with the change of control, our executive offices are now located at 7609 Ralston Road, Arvada, Colorado 80002 and the telephone number is
(303)422-8127.

SUMMARY OF FINANCIAL INFORMATION

-------------------------------- ----------------------------------------------
                                                          As at March 31, 2011
-------------------------------- ----------------------------------------------
Total Assets                                                            $3,500
-------------------------------- ----------------------------------------------
Current Liabilities                                                         $0
-------------------------------- ----------------------------------------------
Shareholders' Equity                                                    $3,500
-------------------------------- ----------------------------------------------
-------------------------------- ----------------------------------------------
                                      From February 13, 1997 to March 31, 2011
-------------------------------- ----------------------------------------------
Revenues                                                                    $0
-------------------------------- ----------------------------------------------
Net Loss at March 31, 2011                                             $65,482
-------------------------------- ----------------------------------------------
Net Loss for the three
months ended March 31, 2011                                            $   392
-------------------------------- ----------------------------------------------

As of March 31, 2011, the accumulated deficit for our business was $65,482. We anticipate that we will operate in a deficit position and continue to sustain net losses for the foreseeable future.

THE OFFERING

We are registering 1,030,000 shares listed for sale on behalf of selling shareholders.

   ============================================================= ===============
   Common shares Outstanding Before This Offering                     4,280,000
   ------------------------------------------------------------- ---------------
   Maximum common shares being offered by selling shareholders        1,030,000
   ============================================================= ===============

We are authorized to issue 50,000,000 shares of common stock. Our current shareholders, officers and directors collectively own 4,280,000 shares of restricted common stock. These shares were issued at a price of $.01 per share for 4,280,000 shares.

The common stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCBB symbol for the Common Stock is "GVTS."

                                    GLOSSARY

The following are definitions of terms used in this Memorandum:

         BBL. An abbreviation for the term "barrel" which is a unit of measurement of volume of oil or related petroleum products. One barrel (one bbl) is the equivalent of 42 U.S. gallons or approximately 159 liters.

         BONUS PAYMENT. Usually one time payment made to a mineral owner as consideration for the execution of an oil and gas lease.

         CASING POINT. That point in time during the drilling of an oil well at which a decision is made to install well casing and to attempt to complete the well as an oil producer.

         COMPLETION. The procedure used in finishing and equipping an oil or gas well for production.

         DELAY RENTAL. Payment made to the lessor under a nonproducing oil and gas lease at the end of each year to continue the lease in force for another year during its primary term.

         DEVELOPMENT WELL. A well drilled to a known producing formation in a previously discovered field, usually offsetting a producing well on the same or an adjacent oil and gas lease.

         EXPLORATORY WELL. A well drilled either (a) in search of a new and as yet undiscovered pool of oil or gas or (b) with the hope of significantly extending the limits of a pool already developed (also known as a "wildcat well").

         FARMIN. An agreement which allows a party earn a full or partial working interest (also known as an "earned working interest") in an oil and gas lease in return for providing exploration or development funds.

         FARMOUT. An agreement whereby the owner of the leasehold or working interest agrees to assign a portion of his interest in certain acreage subject to the drilling of one or more specific wells or other performance by the assignee as a condition of the assignment. Under a farmout, the owner of the leasehold or working interest may retain some interest such as an overriding royalty interest, an oil and gas payment, offset acreage or other type of interest.

         GROSS ACRE. An acre in which a working interest is owned. The number of gross acres is the total number of acres in which an interest is owned (see "Net Acre" below).

         GROSS WELL. A well in which a working interest is owned. The number of gross wells is the total number of wells in which a working interest is owned.

         LANDOWNER ROYALTY. That interest retained by the holder of a mineral interest upon the execution of an oil and gas lease which usually ranges from 1/8 to 1/4 of all gross revenues from oil and gas production unencumbered with an expenses of operation, development or maintenance.

         LEASES. Full or partial interests in oil or gas properties authorizing the owner of the lease to drill for, produce and sell oil and gas upon payment of rental, bonus, royalty or any of them. Leases generally are acquired from private landowners (fee leases) and from federal and state governments on acreage held by them.

         LEASE PLAY. A term used to describe lease acquisition activity in a prospect or geologically defined area.

         MCF. An abbreviation for "1,000 cubic feet," which is a unit of measurement of volume for natural gas.

         NET WELL OR ACRE. A net well or acre exists when the sum of the fractional ownership working interests in gross wells or acres equals one. The number of net wells or acres is the sum of the factional working interests owned in gross wells or acres expressed as whole number and fractions thereof.

         NET REVENUE INTEREST. The fractional undivided interest in the oil or gas or in the revenues from the sale of oil or gas attributable to a particular working interest after reduction for a proportionate share of landowner's royalty interest and overriding royalty interest.

         OVERRIDING ROYALTY. An interest in the gross revenues or production over and above the landowner's royalty carved out of the working interest and also unencumbered with any expenses of operation, development or maintenance.

         PAYOUT. The point in time when the cumulative total of gross income from the production of oil and gas from a given well (and any proceeds from the sale of such well) equals the cumulative total cost and expenses of acquiring, drilling, completing and operating such well, including tangible and intangible drilling and completion costs.

         PROSPECT. A geological area which is believed to have the potential for oil or gas production.

         PROVED DEVELOPED RESERVES. The reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Such reserves include the reserves which are expected to be produced from the existing completion interval(s) now open for production in existing wells and in addition to those reserves which exist behind the casing (pipe) of existing wells, or at minor depths below the present bottom of such wells, which are expected to be produced through these wells in the predictable future where the cost of making such oil and gas available for production is relatively small compared to the cost of drilling a new well.

         PROVED UNDEVELOPED RESERVES. Proved reserves which are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for a recompletion. Reserves on undrilled acreage are limited to those drilling tracts offsetting productive units which are reasonable certain of production when drilled. Proved reserves for other undrilled tracts are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.

         REVERSIONARY INTEREST. The portion of the working interest in an oil and gas lease which will be returned to its former owner when payout occurs or after a predetermined amount of production and income has been produced.

         UNDEVELOPED LEASEHOLD ACREAGE. Leased acreage on which wells have not been drilled or completed to a point that would permit the production of commercial quantities of oil and gas.

         WORKING INTEREST. An interest in an oil and gas lease entitling the holder at its expense to conduct drilling and production operations on the leased property and to receive the net revenues attributable to such interest, after deducting the landowner's royalty, any overriding royalties, production costs, taxes and other costs.

OUR COMPANY RISK FACTORS

Our securities, as offered hereby, are highly speculative and should be purchased only by persons who can afford to lose their entire investment in us. Each prospective investor should carefully consider the following risk factors, as well as all other information set forth elsewhere in this prospectus, before purchasing any of the shares of our common stock.

OUR BUSINESS IS A DEVELOPMENT STAGE COMPANY AND UNPROVEN AND THEREFORE RISKY.

We have only very recently adopted the business plan described herein-above. Potential investors should be made aware of the risk and difficulties encountered by a new enterprise in the energy business, especially in view of the intense competition from existing businesses in the industry.

WE HAVE A LACK OF REVENUE HISTORY AND INVESTORS CANNOT VIEW OUR PAST PERFORMANCE SINCE WE ARE A START-UP COMPANY.

We were formed on February 13, 1997 for the purpose of engaging in any lawful business and have adopted a plan to engage the acquisition, exploration, and if warranted, development of natural resource properties. We have had no revenues in the last five years. We are not profitable and the business effort is considered to be in an early development stage. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, risks and difficulties to which such ventures are subject.

WE CAN GIVE NO ASSURANCE OF SUCCESS OR PROFITABILITY TO OUR INVESTORS.

There is no assurance that we will ever operate profitably. There is no assurance that we will generate revenues or profits, or that the market price of our common stock will be increased thereby.

WE MAY HAVE A SHORTAGE OF WORKING CAPITAL IN THE FUTURE WHICH COULD JEOPARDIZE OUR ABILITY TO CARRY OUT OUR BUSINESS PLAN.

Our capital needs consist primarily of expenses related to geological evaluation, general and administrative and potential exploration participation and could exceed $150,000 in the next twelve months. Such funds are not currently committed, and we have no cash as of the date of this Post-Effective Amendment No. 7.

We have no operating history and no revenues and it may be unlikely that we will raise that additional working capital.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTEREST WHICH MAY NOT BE RESOLVED FAVORABLY TO US.

Certain conflicts of interest may exist between us and our officers and directors. Our Officers and Directors have other business interests to which they devote their attention and may be expected to continue to do so although management time should be devoted to our business. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with fiduciary duties to us. See "Directors and Executive Officers" (page 27), and "Conflicts of Interest" (page 27). Our officers are spending part-time in this business - up to 5 hours per week.

WE WILL NEED ADDITIONAL FINANCING FOR WHICH WE HAVE NO COMMITMENTS, AND THIS MAY JEOPARDIZE EXECUTION OF OUR BUSINESS PLAN.

We have limited funds, and such funds may not be adequate to carryout the business plan in the energy business. Our ultimate success depends upon our ability to raise additional capital. We have not investigated the availability, source, or terms that might govern the acquisition of additional capital and will not do so until it determines a need for additional financing. If we need additional capital, we have no assurance that funds will be available from any source or, if available, that they can be obtained on terms acceptable to us. If not available, our operations will be limited to those that can be financed with our modest capital.

WE MAY IN THE FUTURE ISSUE MORE SHARES WHICH COULD CAUSE A LOSS OF CONTROL BY OUR PRESENT MANAGEMENT AND CURRENT STOCKHOLDERS.

We may issue further shares as consideration for the cash or assets or services out of our authorized but unissued common stock that would, upon issuance, represent a majority of the voting power and equity of our Company. The result of such an issuance would be those new stockholders and management would control our Company, and persons unknown could replace our management at this time. Such an occurrence would result in a greatly reduced percentage of ownership of our Company by our current shareholders, which could present significant risks to investors.

WE HAVE A MINIMAL OPERATING HISTORY, SO INVESTORS HAVE NO WAY TO GAUGE OUR LONG TERM PERFORMANCE.

We were formed on February 13, 1997 and only recently adopted a business plan in the energy industry. As evidenced by the financial reports we have had no revenue. We must be regarded as a new or development venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. Our venture must be considered highly speculative.

WE ARE NOT DIVERSIFIED AND WE WILL BE DEPENDENT ON ONLY ONE BUSINESS.

Because of the limited financial resources that we have, it is unlikely that we will be able to diversify our operations. Our probable inability to diversify our activities into more than one area will subject us to economic fluctuations within the energy industry and therefore increase the risks associated with our operations due to lack of diversification.

WE WILL DEPEND UPON MANAGEMENT BUT WE WILL HAVE LIMITED PARTICIPATION OF MANAGEMENT.

We  currently  have  three  individuals  who are  serving  as our  officers  and directors for up to 5 hours per week each on a part-time basis. Our directors are also acting as our officers. We will be heavily dependent upon their skills, talents, and abilities, as well as several consultants to us, to implement our business plan, and may, from time to time, find that the inability of the officers, directors and consultants to devote their full-time attention to our business results in a delay in progress toward implementing our business plan. Once we receive the proceeds from this offering, other consultants may be employed on a part-time basis under a contract to be determined. See "Management." Because investors will not be able to manage our business, they should critically assess all of the information concerning our officers and directors.

OUR OFFICERS AND DIRECTORS ARE NOT EMPLOYED FULL-TIME BY US WHICH COULD BE DETRIMENTAL TO THE BUSINESS.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, our officers and directors may have potential conflicts including their time and efforts involved in participation with other business entities. Each officer and director of our business is engaged in business activities outside of our business, and the amount of time they devote as Officers and Directors to our business will be up to 5 hours per week. (See "Executive Team")

We do not know of any reason other than outside business interests that would prevent them from devoting full-time to our Company, when the business may demand such full-time participation.

OUR OFFICERS AND DIRECTORS MAY HAVE CONFLICTS OF INTERESTS AS TO CORPORATE OPPORTUNITIES WHICH WE MAY NOT BE ABLE OR ALLOWED TO PARTICIPATE IN.

Presently there is no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring business opportunity from any affiliate or officer or director. (See "Conflicts of Interest" at page 27)

RISK FACTORS RELATING TO OUR COMPANY AND OUR BUSINESS

Any person or entity contemplating an investment in the securities offered hereby should be aware of the high risks involved and the hazards inherent therein. Specifically, the investor should consider, among others, the following risks:

OUR BUSINESS, THE OIL AND GAS BUSINESS, HAS NUMEROUS RISKS WHICH COULD RENDER US UNSUCCESSFUL.

The search for new oil and gas reserves frequently results in unprofitable efforts, not only from dry holes, but also from wells which, though productive, will not produce oil or gas in sufficient quantities to return a profit on the costs incurred. There is no assurance we will find or produce oil or gas from any of the undeveloped acreage farmed out to us or which may be acquired by us, nor are there any assurances that if we ever obtain any production it will be profitable. (See "Business and Properties")

WE HAVE SUBSTANTIAL COMPETITORS WHO HAVE AN ADVANTAGE OVER US IN RESOURCES AND MANAGEMENT.

We are and will continue to be an insignificant participant in the oil and gas business. Most of our competitors have significantly greater financial resources, technical expertise and managerial capabilities than us and, consequently, we will be at a competitive disadvantage in identifying and developing or exploring suitable prospects. Competitor's resources could overwhelm our restricted efforts to acquire and explore oil and gas prospects and cause failure of our business plan.

WE WILL BE SUBJECT TO ALL OF THE MARKET FORCES IN THE ENERGY BUSINESS, MANY OF WHICH COULD POSE A SIGNIFICANT RISK TO OUR OPERATIONS.

The marketing of natural gas and oil which may be produced by our prospects will be affected by a number of factors beyond our control. These factors include the extent of the supply of oil or gas in the market, the availability of competitive fuels, crude oil imports, the world-wide political situation, price regulation, and other factors. Current economic and market conditions have created dramatic fluctuations in oil prices. Any significant decrease in the market prices of oil and gas could materially affect our profitability of oil and gas activities.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There may, on occasion, be an oversupply of gas in the marketplace or in pipelines, the extent and duration may affect prices adversely. Such oversupply may result in reductions of purchases and prices paid to producers by principal gas pipeline purchasers. (See "Our Business and Competition, Markets, Regulation and Taxation.")

OUR BUSINESS IS SUBJECT TO SIGNIFICANT WEATHER INTERRUPTIONS.

Our activities may be subject to periodic interruptions due to weather conditions. Weather-imposed restrictions during certain times of the year on roads accessing properties could adversely affect our ability to benefit from production on such properties or could increase the costs of drilling new wells because of delays.

WE WILL HAVE SIGNIFICANT ADDITIONAL FINANCING REQUIREMENTS TO FUND OUR FUTURE ACTIVITIES.

If we find oil and gas reserves to exist on a prospect we will need substantial additional financing to fund the necessary exploration and development work. Furthermore, if the results of that exploration and development work are successful, we will need substantial additional funds for continued development. We will not have sufficient proceeds from this offering to conduct such work and, therefore, we will need to obtain the necessary funds either through debt or equity financing, some form of cost-sharing arrangement with others, or the sale of all or part of the property. There is no assurance that we will be successful in obtaining any financing. These various financing alternatives may dilute the interest of our shareholders and/or reduce our interest in the properties. (See "Use of Proceeds" and "Our Business")

WE WILL HAVE WORKING CAPITAL NEEDS FOR WHICH WE HAVE NO FUNDING COMMITMENTS.

Our working capital needs of consist primarily of: lease acquisitions, geological data acquisition and interpretation, title examination activities and administration and are estimated to total over $150,000 in the next twelve months, none of which funds are committed. We have no cash as of the date of this amended prospectus.

WE ARE SUBJECT TO SIGNIFICANT OPERATING HAZARDS AND UNINSURED RISK IN THE ENERGY INDUSTRY.

Our proposed operations will be subject to all of the operating hazards and risks normally incident to exploring, drilling for and producing oil and gas, such as encountering unusual or unexpected formations and pressures, blowouts, environmental pollution and personal injury. We will maintain general liability insurance but we have not obtained insurance against such things as blowouts and pollution risks because of the prohibitive expense. Should we sustain an uninsured loss or liability, or a loss in excess of policy limits, our ability to operate may be materially adversely affected.

WE ARE SUBJECT TO FEDERAL INCOME TAX LAWS AND CHANGES THEREIN WHICH COULD ADVERSELY IMPACT US.

Federal income tax laws are of particular significance to the oil and gas industry in which we intend to engage. Legislation has eroded various benefits of oil and gas producers and subsequent legislation could continue this trend. Congress is continually considering proposals with respect to Federal income taxation which could have a material adverse effect on our future operations and on our ability to obtain risk capital which our industry has traditionally attracted from taxpayers in high tax brackets.

WE ARE SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION IN THE ENERGY INDUSTRY WHICH COULD ADVERSELY IMPACT US.

The production and sale of oil and gas are subject to regulation by state and federal authorities, the spacing of wells and the prevention of waste. There are both federal and state laws regarding environmental controls which may necessitate significant capital outlays, resulting in extended delays, materially affect our earnings potential and cause material changes in the in our proposed business. We cannot predict what legislation, if any, may be passed by Congress or state legislatures in the future, or the effect of such legislation, if any, on us. Such regulations may have a significant affect on our operating results.

WE BELIEVE INVESTORS SHOULD CONSIDER CERTAIN NEGATIVE ASPECTS OF OUR PROPOSED OPERATIONS.

Dry  Holes:   We  may  expend   substantial   funds  acquiring  and  potentially
participating in exploring properties which we later determine not to be productive. All funds so expended will be a total loss to us.

Technical Assistance: We will find it necessary to employ technical assistance in the operation of our business. As of the date of this Prospectus, we have not contracted for any technical assistance. When we need it such assistance is likely to be available at compensation levels we would be able to pay.

Uncertainty of Title: We will attempt to acquire leases or interests in leases by option, lease, farmout or by purchase. The validity of title to oil and gas property depends upon numerous circumstances and factual matters (many of which are not discoverable of record or by other readily available means) and is subject to many uncertainties of existing law and our application. We intend to obtain an oil and gas attorney's opinion of valid title before any significant expenditure upon a lease.

Government Regulations: The area of exploration of natural resources has become significantly regulated by state and federal governmental agencies, and such regulation could have an adverse effect on our operations. Compliance with statutes and regulations governing the oil and gas industry could significantly increase the capital expenditures necessary to develop our prospects.

Nature of our Business: Our business is highly speculative, involves the commitment of high-risk capital, and exposes us to potentially substantial losses. In addition, we will be in direct competition with other organizations which are significantly better financed and staffed than we are.

General Economic and Other Conditions: Our business may be adversely affected from time to time by such matters as changes in general economic, industrial and international conditions; changes in taxes; oil and gas prices and costs; excess supplies and other factors of a general nature.

WE WILL EXPERIENCE SUBSTANTIAL COMPETITION FOR SUPPLIES IN THE ENERGY INDUSTRY.

We will be required to compete with a large number of entities which are larger, have greater resources and more extensive operating histories than we do. Shortages of supplies may result from this competition and will lead to increased costs and delays in operations which will have a material adverse effect on us.

WE WILL BE SUBJECT TO MANY FACTORS BEYOND OUR CONTROL.

The acquisition, exploration, development, production and sale of oil and gas are subject to many factors which are outside our control. These factors include general economic conditions, proximities to pipelines, oil import quotas, supply and price of other fuels and the regulation of transportation by federal and state governmental authorities.

We anticipate substantial competition in our effort to explore oil and gas properties and may have difficulty in putting together drilling participants and getting prospects drilled and explored. Established companies have an advantage over us because of substantially greater resources to devote to property acquisition and to obtain drilling rigs, equipment and personnel. If we are unable to compete for capital, participation and drilling rigs, equipment and personnel, our business will be adversely affected.

WE HAVE AGREED TO INDEMNIFICATION OF OFFICERS AND DIRECTORS AS IS PROVIDED BY WYOMING STATUTE.

Wyoming Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us that we will be unable to recoup.

OUR DIRECTORS' LIABILITY TO US AND SHAREHOLDERS IS LIMITED

Wyoming Revised Statutes exclude personal liability of our directors and our stockholders for monetary damages for breach of fiduciary duty except in certain specified circumstances. Accordingly, we will have a much more limited right of action against our directors that otherwise would be the case. This provision does not affect the liability of any director under federal or applicable state securities laws.

WE MAY DEPEND UPON OUTSIDE ADVISORS, WHO MAY NOT BE AVAILABLE ON REASONABLE TERMS AND AS NEEDED.

To supplement the business experience of our officers and directors, we may be required to employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. Our Board without any input from stockholders will make the selection of any such advisors. Furthermore, we anticipate that such persons will be engaged on an "as needed" basis without a continuing fiduciary or other obligation to us. In the event we consider it necessary to hire outside advisors, we may elect to hire persons who are affiliates, if they are able to provide the required services.

RISK FACTORS RELATED TO OUR STOCK

THE REGULATION OF PENNY STOCKS BY SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF OUR SECURITIES.

We are a "penny stock" company. Our securities are subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of purchasers in this offering to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

WE WILL PAY NO FORESEEABLE DIVIDENDS IN THE FUTURE.

We have not paid dividends on our common stock and do not ever anticipate paying such dividends in the foreseeable future.

LIMITED PUBLIC MARKET EXISTS.

There is no assurance given that an expanded public market will develop or that any Stockholder ever will be able to liquidate his/her investment, if at all. The price may be highly volatile. Due to the low price of securities and the fact that it may be quoted only in the "Pink Sheets - OTCQB" or "OTCBB," many brokerage firms may not be willing to effect transactions in the securities.

Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Further, lending institutions will not permit the use of such securities as collateral for any loans.

RULE 144 SALES IN THE FUTURE MAY HAVE A DEPRESSIVE EFFECT ON OUR STOCK PRICE.

All of the outstanding shares of common stock held by our present officers, directors, and affiliate stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted Shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. We are registering all of our outstanding shares so officers, directors and affiliates will be able to sell their shares if this Registration Statement becomes effective. Rule 144 provides in essence that a person who has held restricted securities for six months, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company's outstanding common stock or the average weekly trading volume during the four calendar weeks prior to the sale. There is no limit on the amount of restricted securities that may be sold by a nonaffiliate after the owner has held the restricted securities for a period of two years. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

OUR INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

There may be substantial dilution to our shareholders purchasing in this Offering as a result of future decisions of the Board to issue shares without shareholder approval for cash, services, or acquisitions.

OUR STOCK MAY BE THINLY TRADED AND AS A RESULT YOU MAY BE UNABLE TO SELL AT OR NEAR ASK PRICES OR AT ALL IF YOU NEED TO LIQUIDATE YOUR SHARES.

The shares of our common stock may be thinly-traded on the OTC Bulletin Board, meaning that the number of persons interested in purchasing our common shares at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven, early stage company such as ours or purchase or recommend the purchase of any of our Securities until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our Securities is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on Securities price. We cannot give you any assurance that a broader or more active public trading market for our common Securities will develop or be sustained, or that any trading levels will be sustained. Due to these conditions, we can give investors no assurance that they will be able to sell their shares at or near ask prices or at all if they need money or otherwise desire to liquidate their securities of our Company.

OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SECURITIES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SECURITY.

Because of the limited trading market for our common stock and because of the possible price volatility, you may not be able to sell your shares of common stock when you desire to do so. The inability to sell your Securities in a rapidly declining market may substantially increase your risk of loss because of such illiquidity and because the price for our Securities may suffer greater declines because of our price volatility.

The price of our common stock that will prevail in the market after this offering may be higher or lower than the price you may pay. Certain factors, some of which are beyond our control, that may cause our share price to fluctuate significantly include, but are not limited to the following:

         o        Variations in our quarterly operating results;
         o Loss of a key relationship or failure to complete significant transactions;
         o        Additions or departures of key personnel; and
         o        Fluctuations in stock market price and volume.

Additionally, in recent years the stock market in general, and the over-the-counter markets in particular, have experienced extreme price and volume fluctuations. In some cases, these fluctuations are unrelated or disproportionate to the operating performance of the underlying company. These market and industry factors may materially and adversely affect our stock price, regardless of our operating performance. In the past, class action litigation often has been brought against companies following periods of volatility in the market price of those companies common stock. If we become involved in this type of litigation in the future, it could result in substantial costs and diversion of management attention and resources, which could have a further negative effect on your investment in our stock.

ANY SALES OF OUR COMMON STOCK, IF IN SIGNIFICANT AMOUNTS, ARE LIKELY TO DEPRESS THE MARKET PRICE OF OUR SECURITIES.

Assuming all of the shares of common stock, under this Post-Effective Amendment No. 7, are sold and all of the shares of common stock held by the selling security holders registered hereby are sold, we would have 1,030,000 shares that are freely tradable. Even our officers and directors are registering their shares for sale under this amended prospectus.

Unrestricted sales of 1,030,000 shares of stock by our selling stockholders could have a huge negative impact on our share price, and the market for our shares.

ANY NEW POTENTIAL INVESTORS WILL SUFFER A DISPROPORTIONATE RISK AND THERE WILL BE IMMEDIATE DILUTION OF EXISTING INVESTOR'S INVESTMENTS.

Our present shareholders have acquired their securities at a cost significantly less than that which the investors purchasing pursuant to shares will pay for their stock holdings or at which future purchasers in the market may pay. Therefore, any new potential investors will bear most of the risk of loss.

OUR BUSINESS IS HIGHLY SPECULATIVE AND THE INVESTMENT IS THEREFORE RISKY.

Due to the speculative nature of our business, it is probable that the investment in shares offered hereby will result in a total loss to the investor. Investors should be able to financially bear the loss of their entire investment. Investment should, therefore, be limited to that portion of discretionary funds not needed for normal living purposes or for reserves for disability and retirement.

WE ARE A REPORTING COMPANY, AND OUR STOCK HAS RECENTLY BEGUN TRADING ON THE OTC BULLETIN BOARD UNDER THE SYMBOL "GVTS."

There is a limited trading market for our common stock. We are subject to the reporting requirements under the Securities and Exchange Act of 1934, Section 13a, pursuant to Section 15d of the Securities Act. As a result, shareholders have access to the information required to be reported by publicly held companies under the Exchange Act and the regulations thereunder. We provide our shareholders with quarterly unaudited reports and annual reports containing financial information prepared in accordance with generally accepted accounting principles audited by independent certified public accountants.

ITEM 4.  USE OF PROCEEDS
------------------------

At a time when market conditions have improved, we intend to try to raise $150,000 through a private placement of shares of our common stock. At this time there is no committed source for such funds and we cannot give any assurances of being able to raise such funds. We can assure that we will require additional funds to carry out our business plan. The availability and terms of any future financing will depend on market and other conditions.

Our lack of funds could and would severely limit our operations, and might render us unable to carry out our business plan with resulting business failure.

ITEM 5.  DETERMINATION OF OFFERING PRICE
----------------------------------------

The Common Stock is presently thinly traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority (the "FINRA"). The OTCBB symbol for the Common Stock is "GVTS." The Company's stock began trading on the OTC Bulletin Board on December 31, 2010.

There is a limited market for the stock and our pricing is arbitrary with no relation to market value, liquidation value, earnings or dividends. We will not receive any proceeds from the sale of our stock by our selling shareholders.

------------------------------------ -------------------------------------------
             TITLE                                      PER SECURITY
------------------------------------ -------------------------------------------
         Common Stock                                       $0.10
------------------------------------ -------------------------------------------

We have arbitrarily determined our offering price for shares to be sold pursuant to this offering at $0.10. The 480,000 shares of stock already purchased by original officers and directors at $.003 and other shareholders were sold for $.0025 per Share. We issued 3,500,000 shares at $.001 to Sharon K. Fowler in 2006 for the farmout of the mineral lease in Wyoming. The additional major factors that were included in determining the initial sales price to our founders and private investors were the lack of liquidity since there was no present market for our stock and the high level of risk considering our lack of operating history.

The share price bears no relationship to any criteria of goodwill value, asset value, market price or any other measure of value and were arbitrarily determined in the judgment of our Board of Directors.

ITEM 6.  DILUTION
-----------------

We are registering shares of existing shareholders. Other shareholders purchased shares at $.0025 per share in 1998. Since our inception on February 13, 1997, our original officers and directors purchased 480,000 shares at $0.003 per share. Sharon K. Fowler was issued 3,500,000 shares of our common stock at $.001 per share for the farmout of the mineral lease in Natrona County, Wyoming.

The following table sets forth with respect to existing shareholders, the number of our shares of common stock purchased the percentage ownership of such shares, the total consideration paid, the percentage of total consideration paid and the average price per share. All percentages are computed based upon cumulative shares and consideration assuming sale of all shares in the line item as compared to maximum in each previous line.

--------------------------------------------------------------------------------
                            Shares Purchased(1)  Total Consideration   Average
                            Number   Percent (2)  Amount     Percent Price/Share
                                                                (3)
--------------------------------------------------------------------------------
1) Existing Shareholders   1,030,000    100%      $1,339        >1%      $0.0013
--------------------------------------------------------------------------------

"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets from the total assets of an entity.

As at December 31, 2009, the net tangible book value of our stock was $(0.006) per share and at December 31, 2010 was $(0.012) per share. Our existing stockholders have purchased a total of 1,030,000 shares for an aggregate amount of $1,339 or an average cost of $0.0013 per Share.


ITEM 7.  SELLING SECURITY HOLDERS
---------------------------------

The selling shareholders, including officers and directors, obtained their shares of our stock in either of two private placements of a) 480,000 shares occurring at inception in 1997 to founders at $.003 per share, or b) in the initial private placement in early 1998 of 300,000 shares at $0.0025 per share. Sharon K. Fowler contributed a farmout of lease acreage for 3,500,000 shares at $.001 per share.

Other than the stock transactions discussed above, we have not entered into any transaction nor are there any proposed transactions in which any founder, director, executive officer, significant shareholder of our company or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest, except that Sharon K. Fowler, founder and shareholder granted a farmout of the lease in Section 16, T38N, R81W in Natrona County, Wyoming, to us at $.001 per share for 3,500,000 shares of our common stock.

No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us except those persons who are our salaried employees or directors. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

All of the securities listed below are being registered in this Registration Statement, which include all of the securities outstanding as of date hereof.

------------------------------- -------------------- ------------------------ ------------------- ------------------
             NAME               SECURITIES BY EACH    COMMON SHARES OFFERED     % OWNED BEFORE      SHARES OWNED
                                   SHARE-HOLDER         FOR SHAREHOLDERS           OFFERING        AFTER OFFERING
                                  BEFORE OFFERING            ACCOUNT
------------------------------- -------------------- ------------------------ ------------------- ------------------
John E. Bradley                              11,500                   11,500                   *                  0
Brandy Butler                                 1,500                    1,500                   *                  0
Jessica L. Butler                             1,500                    1,500                   *                  0
Michael R. Butler (1)                       140,000                  140,000                3.2%                  0
Linda J. Cheney                              12,000                   12,000                   *                  0
Percy S. Chopping, Jr.                        5,500                    5,500                   *                  0
Leslie J. Cotton                             17,500                   17,500                   *                  0
Bret A. Erickson                                300                      300                   *                  0
Eric C. Erickson                              1,500                    1,500                   *                  0
G. Todd Erickson                              1,500                    1,500                   *                  0
Robert C. Erickson                            1,500                    1,500                   *                  0
Family Fire Protections, LLC                  6,500                    6,500                   *                  0
Lourie J. Fleet                              17,000                   17,000                   *                  0
Sherry L. Foate                               1,500                    1,500                   *                  0
Everett M. Fowler                             5,500                    5,500                   *                  0
Guy E. Fowler                                 7,800                    7,800                   *                  0
Michael E. Fowler                            16,000                   16,000                   *                  0
Robert G. Fowler                            170,000                  170,000                3.9%                  0
Robert D. Fowler                             17,000                   17,000                   *                  0

Sharon K. Fowler                            510,000                  260,000               11.9%            250,000

Kenneth D. Freemole                           1,500                    1,500                   *                  0
April A. Frost                               12,700                   12,700                   *                  0
Grant Glazier                                11,000                   11,000                   *                  0
Warren N. Golligher, M.D.                     8,500                    8,500                   *                  0
Everett M. Gordon                            12,800                   12,800                   *                  0
Philip G. Hinds                               5,750                    5,750                   *                  0
Thomas M. Hockaday                           10,750                   10,750                   *                  0
Andrea K. Hunt                               16,500                   16,500                   *                  0
Rashelle L. Hunt                             11,500                   11,500                   *                  0
Michael Johnson                               5,000                    5,000                   *                  0
John L. Lee or Patricia J. Lee               13,500                   13,500                   *                  0
Z.S. Merritt (1)                             10,750                   10,750                   *                  0
Lesha J. Morrison                            18,500                   18,500                   *                  0
William Rittahler                               500                      500                   *                  0
Ralph Schauss                                13,000                   13,000                   *                  0
Barbara S. Schmidt                            1,500                    1,500                   *                  0
Harlan A. Schmidt                            63,000                   63,000                1.4%                  0
Ronald A. Shogren                            40,000                   40,000                   *                  0
Roy C. Smith (2)                             50,000                   50,000                1.1%                  0

South Uintah Properties, Inc.(3)          3,000,000                        0               70.9%          3,000,000

Jamie L. Vig                                  1,900                    1,900                   *                  0
Roger W. Wesnitzer                           11,500                   11,500                   *                  0
Dale A. Wood                                 14,250                   14,250                   *                  0
------------------------------- -------------------- ------------------------ ------------------- ------------------
TOTAL                                     4,280,000                1,030,000                100%          3,250,000
------------------------------- -------------------- ------------------------ ------------------- ------------------

*Less than 1%

MATERIAL RELATIONSHIPS

(1)  Director
(2)  President and Director since 2006

(3) Mr. George Harris, the Chief Executive Officer of South Uintah Gas Properties, Inc. has the voting proxy for these shares.

ITEM 8.  PLAN OF DISTRIBUTION
-----------------------------

Upon effectiveness of this amendment to the registration statement, of which this prospectus is a part, our existing selling shareholders may sell their securities at market prices or at any price in privately negotiated transactions.

Our selling shareholders may be deemed underwriters in this offering.

The selling shareholders are not paying any of the offering expenses and we will not receive any of the proceeds from the sale of the shares by the selling shareholders.

ITEM 9.  DESCRIPTION OF SECURITIES
----------------------------------

The securities being registered and/or offered by this Prospectus are common shares.

COMMON STOCK

We are presently authorized to issue fifty million (50,000,000) shares of our common stock. A total of four million, two hundred eighty thousand (4,280,000) common shares are issued and outstanding.

COMMON SHARES

All shares are equal to each other with respect to voting, liquidation, and dividend rights. Special shareholders' meetings may be called by the officers or director, or upon the request of holders of at least one-tenth (1/10th) of the outstanding shares. Holders of shares are entitled to one vote at any shareholders' meeting for each share they own as of the record date fixed by the board of directors. There is no quorum requirement for shareholders' meetings. Therefore, a vote of the majority of the shares represented at a meeting will govern even if this is substantially less than a majority of the shares outstanding. Holders of shares are entitled to receive such dividends as may be declared by the board of directors out of funds legally available therefore, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders. There are no conversion, pre-emptive or other subscription rights or privileges with respect to any shares. Reference is made to our Articles of Incorporation and our By-Laws as well as to the applicable statutes of the State of Wyoming for a more complete description of the rights and liabilities of holders of shares. It should be noted that the board of directors without notice to the shareholders may amend the By-Laws. Our shares do not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting for election of directors may elect all the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) of the shares voting for election of directors may not be able to elect any director.

PREFERRED SHARES

We have no preferred shares authorized.

TRANSFER AGENT

The transfer agent for our securities is 1st Interstate  Transfer Company,  6084
S. 900 E., Suite 101, Salt Lake City, Utah 84121.

ITEM 10.  INTEREST OF NAMED EXPERTS AND COUNSEL
-----------------------------------------------

We have not hired or retained any experts or counsel on a contingent basis, who would receive a direct or indirect interest in us, or who is, or was, our promoter, underwriter, voting trustee, director, officer or employee.

ITEM 11.  INFORMATION WITH RESPECT TO THE REGISTRANT
----------------------------------------------------

a. DESCRIPTION OF BUSINESS

HISTORY OF GARNER INVESTMENTS, INC.

Our Company, Garner Investments, Inc., was formed February 13, 1997. We are a Wyoming corporation organized for the purpose of engaging in the acquisition, exploration, and if warranted, development of natural resource properties and prospects located in the state of Wyoming and may participate in oil and gas prospects located in the states of Wyoming, Kansas, New Mexico, Texas, Oklahoma and Colorado. Our main emphasis will be to acquire, either by lease, farmout, or purchase, an interest in oil or gas prospects or properties for exploration, when available, with third parties.

COMPANY OVERVIEW

We have been inactive during the last 5 years. We have changed from a farmout business to actively commence evaluation and possibly exploration of oil and gas prospects.

We have no recent operating history and no representation is made, nor is any intended, that we will able to carry on our activities profitably. The viability of the proposed business effort is dependent upon sufficient funds being realized from this offering, of which there is no assurance. Roy C. Smith, President, Chief Executive Officer and director as well as Michael R. Butler and Z.S. Merritt have prior experience in the acquisition, evaluation, exploration and development of oil and gas properties. Roy C. Smith, Michael R. Butler and Z.S. Merritt devote part-time efforts to our affairs.

CHANGE OF CONTROL

On July 11, 2011, Sharon Fowler ("Fowler") entered into a Share Purchase Agreement with South Uintah Gas Properties, Inc. ("South Uintah"). Prior to entering into the Share Purchase Agreement, Fowler was a majority shareholder of the Company.

In exchange for cash, Fowler has sold 3,000,000 shares of the Company's restricted common stock to South Uintah. South Uintah conducted a private placement to raise capital and the funds to purchase the Fowler shares were obtained from such placement. As a result of the exchange South Uintah has become the majority shareholder of the Company, as discussed below.

As a result of the Share Purchase Agreement completed on July 12, 2011, there was a resulting change in the ownership structure of our Company. Prior to the Agreement, Fowler owned 3,680,000 shares of the Company's issued and outstanding common stock representing 85.5% of the voting common stock. As a result of the Agreement, South Uintah now holds the 3,000,000 shares of common stock representing 70.09% of the voting stock

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

In addition to the exchange of common stock, the Company has agreed to exchange on a one for one basis the following outstanding equity documents with those of its own. The table below sets forth the equity that is being exchanged.

          Type of Equity            South Uintah Balance          To Be Issued By Garner
----------------------------------- ---------------------- ------ -----------------------
Common Stock                             8,000,000 shares               8,000,000 shares
Preferred Stock (1)
   Non-voting Series A                   1,000,000 shares               1,000,000 shares
   Non-voting Series B                   1,000,000 shares               1,000,000 shares
   Non-voting Series C                   1,000,000 shares               1,000,000 shares
Warrants (2)                                    8,700,000                      8,700,000
Convertible Promissory Notes (3)               $1,000,000                     $1,000,000
Promissory Notes (4)                             $350,000                       $350,000
-----------------

(1) The Company will have to amend its Articles of Incorporation in order to authorize 25,000,000 shares of preferred stock, which it intends to do subject to shareholder approval. The Series A and B Preferred Shares are convertible into 1,000,000 shares of common stock, each. The Series C Preferred Shares are convertible into 222,222 shares of common stock at $4.50 per share.

(2) The warrants have exercise prices ranging from $0.25 to $1.50 per share and terms of 2 to 3 years.

(3) The convertible promissory notes for $1,000,000 have conversion prices ranging from $0.20 to $0.25 and are convertible for a total of 4,360,000 shares.

(4) The promissory notes have provisions that provide for the notes to be paid upon the earlier of one year or private funding of $2,000,000.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

South Uintah intends to appoint new officers after an election of new directors to the Board of Directors. No arrangement now exists for such actions, and this is only a statement of intent.

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 4,000 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Green River, Wasatch, Castlegate, Mancos, Dakota, Buck Tongue, Emery, and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

Our Goals for the next year are as follows:

MILESTONES

--------------------------------------  ----------------------------------------
           3rd Quarter 2011             Completion   of   share   exchange   and
                                        acquisition  with  South  Uintah;  raise
                                        funds through a private placement
-------------------------------------   ----------------------------------------
           4th Quarter 2011             Upon  completion of acquisition of South
                                        Uintah begin further  development of the
                                        South Uintah properties
-------------------------------------   ----------------------------------------
           1st Quarter 2012             Commence  Drilling  Operations;  Seeking
                                        Additional Capital for Company
-------------------------------------   ----------------------------------------

AREAS OF INTEREST AND PROPERTY.
------------------------------

A primary area of interest is the geologic province which consists of numerous oil and gas productive areas and zones. We had a farmout interest in one lease, and because of varying geologic conditions across central and eastern Wyoming. There is no producing acreage and no reserves. On April 30, 2011, the farmout agreement expired.

South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 8,000 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as:
Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier, and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

The Uintah Basin has been known to contain petroleum and natural gas and has established itself as a petroleum production hub in the United States. The Utah Division of Oil, Gas, and Mining has recently approved a significant density increase of the Altamont Bluebell Cedar Rim Oil Field, opening up expanded opportunities for development drilling. This recent increased density allotment, may allow extended access to some of the richest petroleum reserves in the United States, that until now have remained unavailable for drilling.

Ever since the discoveries of large reserves in the late 1940s, the Uintah Basin has proven to be a rich petroleum area for companies. From the time that the initial boom of the region commenced, it has been in a state of growth ever since. From the late1960's through the mid 1980's companies such as Exxon, Chevron Gulf, and Shell Oil achieved remarkable success in the basin by drilling into over-pressurized geological formations. Historically, these deep pay zones known as the Wasatch and Wasatch Transition Formations have lead to some of the most productive onshore "flowing" oil wells in the continental U.S.

In the Altamont Bluebell field area, it is not uncommon to see 3000-5000 psi of wellhead pressure, in turn, resulting in the production of as many as 3000 barrels of crude a day when a well is initially flowed. Although numerous companies have achieved success from the over-pressurized Wasatch Formations, to date, few companies has ever implemented the modern lateral and fracture stimulation techniques to maximize the significant potential of the field. Above the Wasatch Transition Formation lies the less pressurized but more vast Green River Formation, which when properly drilled and completed, can generate hundreds of thousands of barrels per well.

South Uintah has acquired interests in approximately 8,000 acres with an additional potential farmout of up to 5,000 additional acres.

NEW PROSPECT CRITERIA

We will consider the following criteria when evaluating whether to acquire an oil and gas prospect:

     1)   proximity to existing production;
     2)   depth of existing productions;
     3)   location in a known producing region;
     4)   whether there is well control data from nearby drill sites;
     5)   geologic evaluations by local geologists of production potential;
     6)   reasonable cost of acquisition;
     7)   term of lease and drilling commitment, if any; and
     8)   reasonable drilling cost estimates.


COMPETITION, MARKETS, REGULATION AND TAXATION

COMPETITION.

There are a large number of companies and individuals engaged in the exploration for minerals and oil and gas; accordingly, there is a high degree of competition for desirable properties. Almost all of the companies and individuals so engaged have substantially greater technical and financial resources than we do.

MARKETS.

The availability of a ready market for oil and gas discovered, if any, will depend on numerous factors beyond our control, including the proximity and capacity of refineries, pipelines, and the effect of state regulation of production and of federal regulations of products sold in interstate commerce, and recent intrastate sales. The market price of oil and gas are volatile and beyond our control. The market for natural gas is also unsettled, and gas prices have increased dramatically in the past four years with substantial fluctuation, seasonally and annually.

There generally are only a limited number of gas transmission companies with existing pipelines in the vicinity of a gas well or wells. In the event that producing gas properties are not subject to purchase contracts or that any such contracts terminate and other parties do not purchase our gas production, there is no assurance that we will be able to enter into purchase contracts with any transmission companies or other purchasers of natural gas and there can be no assurance regarding the price which such purchasers would be willing to pay for such gas. There presently exists an oversupply of gas in the certain areas of the marketplace due to pipeline capacity, the extent and duration of which is not known. Such oversupply may result in restrictions of purchases by principal gas pipeline purchasers.

EFFECT OF CHANGING INDUSTRY CONDITIONS ON DRILLING ACTIVITY.

Lower oil and gas prices have caused a decline in drilling activity in the U.S. from time to time. However, such reduced activity has also resulted in a decline in drilling costs, lease acquisition costs and equipment costs, and an improvement in the terms under which drilling prospects are generally available. We cannot predict what oil and gas prices will be in the future and what effect those prices may have on drilling activity in general, or on our ability to generate economic drilling prospects and to raise the necessary funds with which to drill them.

FEDERAL REGULATIONS.

GOVERNMENTAL REGULATION AND ENVIRONMENTAL CONSIDERATION.

Oil and Gas: The oil and gas business in the United States is subject to regulation by both federal and state authorities, particularly with respect to pricing, allowable rates of production, marketing and environmental matters.

The production of crude oil and gas has, in recent years, been the subject of increasing state and federal controls. No assurance can be given that newly imposed or changed federal laws will not adversely affect the economic viability of any oil and gas properties we may acquire in the future. Federal income and "windfall profit" taxes have in the past affected the economic viability of such properties.

The above paragraphs only give a brief overview of potential state and federal regulations. Because we have only acquired specific properties, and because of the wide range of activities in which we may participate, it is impossible to set forth in detail the potential impact federal and state regulations may have on us.

COMPLIANCE WITH ENVIRONMENTAL LAWS AND REGULATIONS.

Our operations are subject to local, state and federal laws and regulations governing environmental quality and pollution control. To date our compliance with these regulations has had no material effect on our operations, capital, earnings, or competitive position, and the cost of such compliance has not been material. We are unable to assess or predict at this time what effect additional regulations or legislation could have on our activities.

THE DEPARTMENT OF ENERGY. The Department of Energy Organization Act (Pub. L. No. 95-91) became effective October 1, 1977. Under this Act various agencies, including the Federal Energy Administration (FEA) and the Federal Power Commission (FPC), have been consolidated to constitute the cabinet-level Department of Energy (DOE). The Economic Regulatory Administration (ERA), a semi-independent administration within the DOE, now administers most of the regulatory programs formerly managed by the FEA, including oil pricing and allocation. The Federal Energy Regulatory Commission (FERC), an independent agency within the DOE, has assumed the FPC's responsibility for natural gas regulation.

REGULATION  AND PRICING OF NATURAL  GAS.

Our operations may be subject to the jurisdiction of the Federal Energy Regulatory Commission (FERC) with respect to the sale of natural gas for resale in interstate and intrastate commerce. State regulatory agencies may exercise or attempt to exercise similar powers with respect to intrastate sales of gas.
Because of its complexity and broad scope, the price impact of future legislation on the operation of us cannot be determined at this time.

CRUDE OIL AND NATURAL GAS LIQUIDS PRICE AND ALLOCATION REGULATION.

Pursuant to Executive Order Number 12287, issued January 28, 1981, President Reagan lifted all existing federal price and allocation controls over the sale and distribution of crude oil and natural gas liquids. Executive Order Number 12287 was made effective as of January 28, 1981, and consequently, sales of crude oil and natural gas liquids after January 27, 1981 are free from federal regulation. The price for such sales and the supplier-purchaser relationship will be determined by private contract and prevailing market conditions. As a result of this action, oil which may be sold by us will be sold at deregulated or free market prices. At various times, certain groups have advocated the reestablishment of regulations and control on the sale of domestic oil and gas.

STATE REGULATIONS.

Our production of oil and gas, if any, will be subject to regulation by state regulatory authorities in the states in which we may produce oil and gas. In general, these regulatory authorities are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Some regulatory authorities may also regulate the amount of oil and gas produced by assigning allowable rates of production.

PROPOSED LEGISLATION.

A number of legislative proposals have been and probably will continue to be introduced in Congress and in the legislatures of various states, which, if enacted, would significantly affect the petroleum industries. Such proposals and executive actions involve, among other things, the imposition of land use controls such as prohibiting drilling activities on certain federal and state lands in roadless wilderness areas. At present, it is impossible to predict what proposals, if any, will actually be enacted by Congress or the various state legislatures and what effect, if any, such proposals will have. However, President Clinton's establishment of numerous National Monuments by executive order has had the effect of precluding drilling across vast areas of the Rocky Mountain West.

ENVIRONMENTAL LAWS.

Oil and gas exploration and development are specifically subject to existing federal and state laws and regulations governing environmental quality and pollution control. Such laws and regulations may substantially increase the costs of exploring for, developing, or producing oil and gas and may prevent or delay the commencement or continuation of a given operation.

All of our operations involving the exploration for or the production of any minerals are subject to existing laws and regulations relating to exploration procedures, safety precautions, employee health and safety, air quality standards, pollution of stream and fresh water sources, odor, noise, dust, and other environmental protection controls adopted by federal, state and local governmental authorities as well as the right of adjoining property owners. We may be required to prepare and present to federal, state or local authorities data pertaining to the effect or impact that any proposed exploration for or production of minerals may have upon the environment. All requirements imposed by any such authorities may be costly, time consuming, and may delay commencement or continuation of exploration or production operations.

It may be anticipated that future legislation will significantly emphasize the protection of the environment, and that, as a consequence, our activities may be more closely regulated to further the cause of environmental protection. Such legislation, as well as future interpretation of existing laws, may require substantial increases in equipment and operating costs to us and delays, interruptions, or a termination of operations, the extent to which cannot now be predicted.

TITLE TO PROPERTIES.

We are not the record owner of our interest in our properties and rely instead on contracts with the owner or operator of the property, pursuant to which, among other things, we have is the right to have our interest placed of record. As is customary in the oil and gas industry, a preliminary title examination will be conducted at the time unproved properties or interests are acquired by us. Prior to commencement of drilling operations on such acreage and prior to the acquisition of proved properties, we will conduct a title examination and attempt extremely significant defects before proceeding with operations or the acquisition of proved properties, as we may deem appropriate.

Our properties are subject to royalty, overriding royalty and other interests customary in the industry, liens incident to agreements, current taxes and other burdens, minor encumbrances, easements and restrictions. Although we are not aware of any material title defects or disputes with respect to its undeveloped acreage, to the extent such defects or disputes exist, we would suffer title failures.

BACKLOG OF ORDERS.

We currently have no orders for sales at this time.

GOVERNMENT CONTRACTS.

We have no government contracts.

COMPANY SPONSORED RESEARCH AND DEVELOPMENT.

We are not conducting any research.

NUMBER OF PERSONS EMPLOYED.

As of August 10, 2011, we had no full-time employees. Officers and Directors work on an as needed part-time basis up to 5 hours per week.

PLAN OF OPERATIONS

We had no operations prior to and we did not have any revenues during the fiscal years ended December 31, 2010 and 2009. We did not recognize any income in the years ended December 31, 2010 and 2009. We have minimal capital, no cash, and only our intangible assets consist of our business plan, relationships, contacts and farmout mineral prospect. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

During the years ended December 31, 2010 and 2009, our operations were focused on the listing of the Company's common stock on the OTCBB and the maintenance of our accounting records and the beginnings of geological evaluations.

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

South Uintah intends to appoint new officers after an election of new directors to the Board of Directors. No arrangement now exists for such actions, and this is only a statement of intent.

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 8,000 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier, and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

Our plan of operations is as follows:

MILESTONES

--------------------------------------  ----------------------------------------
           3rd Quarter 2011             Completion   of   share   exchange   and
                                        acquisition  with  South  Uintah;  raise
                                        funds through a private placement
-------------------------------------   ----------------------------------------
           4th Quarter 2011             Upon  completion of acquisition of South
                                        Uintah begin further  development of the
                                        South Uintah properties
-------------------------------------   ----------------------------------------
           1st Quarter 2012             Commence  Drilling  Operations;  Seeking
                                        Additional Capital for Company
-------------------------------------   ----------------------------------------


We will need substantial additional capital to support our proposed future energy operations. We have NO revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

OFF BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements.

B.  DESCRIPTION OF PROPERTY

DESCRIPTION OF PROPERTIES/ASSETS/OIL AND GAS PROSPECTS

        (a)     Real Estate.               None.
        (b)     Title to properties.       None.

        (c)     Oil and Gas Prospects.     None.

        (d)     Patents.                   None.


We do not own any property, real or otherwise.

C.  LEGAL PROCEEDINGS

We are not a party to any pending legal proceedings, nor are we aware of any civil proceeding or government authority contemplating any legal proceeding.

D.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

Our Common Stock is presently traded on the over-the-counter market on the OTC Bulletin Board maintained by the Financial Industry Regulatory Authority ("FINRA"). On December 31, 2010, we began trading on the OTC Bulletin Board under the symbol "GVTS."

The offering of the shares registered hereby could have a material negative effect on the market price for the stock.

RULES GOVERNING LOW-PRICE STOCKS THAT MAY AFFECT OUR SHAREHOLDERS' ABILITY TO RESELL SHARES OF OUR COMMON STOCK

Our stock  is currently  traded on the OTC Bulletin Board.

Quotations on the OTC/BB reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock will be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the Nasdaq system, provided that the exchange or system provides current price and volume information with respect to transaction in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers are and may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities. Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

HOLDERS

As of the filing of this prospectus, we have 42 shareholders of record of our common stock. Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least 6 months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

As of the date of this amended prospectus, our selling shareholders hold 1,030,000 Shares, all of which may be sold pursuant to this amended Registration Statement, including those of affiliates who own 3,680,000 and officers/directors who own 200,750 in the aggregate.

DIVIDENDS

As of the filing of this amended prospectus, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Wyoming Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

E.  FINANCIAL STATEMENTS

The audited financial statements of Garner Investments, Inc. for the year ended December 31, 2010 appear on pages F-1 through F-11. The unaudited financial statements for the three month period ended March 31, 2011 appear on pages F-12 through F-20.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                    YEAR ENDED DECEMBER 31, 2010, PERIOD FROM
          FEBRUARY 13, 1997 (INCEPTION) THROUGH DECEMBER 31, 2010, AND
            PERIOD FROM FEBRUARY 13, 19997 THROUGH DECEMBER 31, 2009

                                     AUDITED

                            RONALD R. CHADWICK, P.C.
                           Certified Public Accountant
                        2851 South Parker Road, Suite 720
                             Aurora, Colorado 80014
                             Telephone (303)306-1967
                                Fax (303)306-1944



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Garner Investments, Inc.
Casper, Wyoming

I have audited the accompanying balance sheets of Garner Investments, Inc. (a development stage company) as of December 31, 2010 and 2009 and the related statements of operations, stockholders' equity and cash flows for the years then ended, and for the period from February 13, 1997 (inception) through December 31, 2010. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Garner Investments, Inc. as of December 31, 2010 and 2009, and the results of its operations and its cash flows for the years then ended, and for the period from February 13, 1997 (inception) through December 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements the Company has suffered recurring losses from operations and has a working capital deficit and stockholders' deficit that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Aurora, Colorado                                     /s/Ronald R. Chadwick, P.C.
April 7, 2011                                           RONALD R. CHADWICK, P.C.




                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS


                                                                            December 31,      December 31,
                                                                               2010              2009
                                                                          ---------------   ---------------
Assets
        Current Assets:
               Cash                                                       $            -    $            -
                                                                          ---------------   ---------------
        Total Current Assets                                                           -                 -
                                                                          ---------------   ---------------
        Other assets:
               Farmout Agreement                                                   3,500             3,500
                                                                          ---------------   ---------------
        Total Other Assets                                                         3,500             3,500
                                                                          ---------------   ---------------
Total Assets                                                              $        3,500    $        3,500
                                                                          ===============   ===============

Liabilities and Stockholders' (Deficit) Equity
        Current liabilities
               Accounts payable                                           $       55,600    $       31,665
                                                                          ---------------   ---------------
        Total Current Liabilities                                                 55,600            31,665

Stockholders' (Deficit) Equity
        Common stock, $0.001 par value; 50,000,000 shares
          authorized, 4,280,000 shares issued and outstanding
          at December 31, 2010 and  2009, respectively                             4,280             4,280
        Additional paid-in capital                                                 8,710             7,210
        Deficit accumulated during the development stage                         (65,090)          (39,655)
                                                                          ---------------   ---------------
               Total Stockholders' (Deficit) Equity                              (52,100)          (28,165)
                                                                          ---------------   ---------------
Total liabilities and stockholders' (deficit) equity                      $        3,500    $        3,500
                                                                          ===============   ===============







                  See the notes to these financial statements.




                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS


                                                                            February 13, 1997
                                               For the Years Ended            (Inception) to
                                                   December 31,                December 31,
                                             2010             2009                 2010
                                          ------------    --------------   ---------------------
Revenue:                                  $         -     $           -    $                  -
                                          ------------    --------------   ---------------------
Operational expenses:
      Office expenses                          23,935            14,944                  56,295
      Filing fees                                   -                 -                      85
      Audit fees                                1,500                 -                   8,710
                                          ------------    --------------   ---------------------
          Total operational expenses           25,435            14,944                  65,090
                                          ------------    --------------   ---------------------
Net loss                                  $   (25,435)    $     (14,944)   $            (65,090)
                                          ============    ==============   =====================
Per share information

Net loss per common share
      Basic                               $         *     $           *
      Fully diluted                                 *                 *
                                          ============    ==============
Weighted average number of common
      stock outstanding                     4,280,000         4,280,000
                                          ============    ==============
      * Less than $(0.01) per share.













                  See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
          From February 13, 1997 (Inception) through December 31, 2010

                                                                                Deficit accum
                                                                 Additional        During
                                          Common Stock             paid-in       Development
                                   Number of shares  Amount        Capital          Stage          Totals
                                   -------------   -----------   ------------   --------------   ------------
Issuance of stock for cash              480,000    $      480    $     1,020    $           -    $     1,500
Net loss                                      -             -              -             (144)          (144)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 1997             480,000           480          1,020             (144)         1,356
                                   -------------   -----------   ------------   --------------   ------------
Isssuance of stock for cash             300,000           300            450                -            750
Net loss                                      -             -              -           (1,557)        (1,557)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 1998             780,000           780          1,470           (1,701)           549
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -             (240)          (240)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 1999             780,000           780          1,470           (1,941)           309
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -              (50)           (50)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2000             780,000           780          1,470           (1,991)           259
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -             (259)          (259)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2001             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2002             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2003             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2004             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2005             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Issuance of stock for oil lease       3,500,000         3,500              -                -          3,500
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2006           4,280,000         4,280          1,470           (2,250)         3,500
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2007           4,280,000         4,280          1,470           (2,250)         3,500
                                   -------------   -----------   ------------   --------------   ------------
Shareholder capital contribution              -             -          5,740                -          5,740
Net loss                                      -             -              -          (22,461)       (22,461)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2008           4,280,000         4,280          7,210          (24,711)       (13,221)
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -          (14,944)       (14,944)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2009           4,280,000         4,280          7,210          (39,655)       (28,165)
                                   -------------   -----------   ------------   --------------   ------------
Shareholder capital contribution              -             -          1,500                -          1,500
Net Loss                                      -             -              -          (25,435)       (23,435)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2010           4,280,000    $    4,280    $     8,710    $     (65,090)   $   (50,100)
                                   =============   ===========   ============   ==============   ============

                  See the notes to these financial statements.


                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS


                                                                                                         February 13,
                                                                                                             1997
                                                                         For the Years Ended            (Inception) to
                                                                             December 31,                December 31,
                                                                       2010              2009                2010
                                                                   --------------    --------------    -----------------
Cash Flows from Operating Activities:
         Net Loss                                                  $     (25,435)    $     (14,944)    $        (65,090)

Adjustments to reconcile net loss to net cash used
         in operating activities:
         Increase in accounts payable                                     23,935            14,944               55,600
                                                                   --------------    --------------    -----------------
Net Cash Used by Operating Activities                                     (1,500)                -               (9,490)
                                                                   --------------    --------------    -----------------
Net Cash Used in Investing Activities                                          -                 -                    -
                                                                   --------------    --------------    -----------------
Cash Flows from Financing Activities:
         Shareholder payment of accounts payable                           1,500                 -                7,240
         Proceeds from stock issuance, net of
          issuance costs                                                       -                 -                2,250
                                                                   --------------    --------------    -----------------
Net Cash Provided by Financing Activities                                  1,500                 -                9,490
                                                                   --------------    --------------    -----------------
Net Increase (decrease) in Cash                                                -                 -                    -

Cash and Cash Equivalents - Beginning of Period                                -                 -                    -
                                                                   --------------    --------------    -----------------
Cash and Cash Equivalents - End of Period                          $           -     $           -     $              -
                                                                   ==============    ==============    =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                            $           -     $           -     $              -
                                                                   ==============    ==============    =================
         Cash paid for income taxes                                $           -     $           -     $              -
                                                                   ==============    ==============    =================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:
         Issuance of common stock for oil lease                    $           -     $           -     $          3,500
                                                                   ==============    ==============    =================







                  See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        Notes to the Financial Statements
                 For the Years Ended December 31, 2010 and 2009

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

BUSINESS

Garner Investments, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934. On November 14, 2007, the Company filed a Registration Statement on Form S-1 in order to register its outstanding shares of common stock and resume its SEC filing status.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company." Therefore, the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the year ended December 31, 2009, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of accounts payable is considered to be representative of respective fair values because of the short-term nature of these financial instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the years ended December 31, 2010 and 2009, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - GOING CONCERN AND MANAGEMENTS' PLAN
--------------------------------------------

In the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Report of the Independent Registered Public Accounting Firm includes an explanatory paragraph that describes substantial doubt about the Company's ability to continue as a going concern. The Company's financial statements for the years ended December 31, 2010 and 2009 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported a net loss of $25,435 for the year ended December 31, 2010, and an accumulated deficit of $65,090 as of December 31, 2010. At December 31, 2010, the Company had a working capital deficit of $52,100.

The future success of the Company is likely dependent on its ability to attain additional capital, or to find an acquisition to add value to its present shareholders and ultimately, upon its ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that it will attain positive cash flow from operations. Management believes that actions presently being taken to revise the Company's operating and financial requirements provide the opportunity for the Company to continue as a going concern.

NOTE 3 - OTHER ASSETS
---------------------

In August 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout. In December 31, 2010, the Farmout Agreement was extended to April 30, 2011.

NOTE 4 - STOCKHOLDERS' EQUITY
-----------------------------

The authorized capital stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At December 31, 2010, the Company had 4,280,000 shares of its common stock issued and outstanding. The Company does not have any preferred shares issued or authorized.

During the year ended December 31, 2010, the majority shareholder paid $1,500 in auditing expenses on behalf of the Company. Such payment was treated as a capital contribution and credited to Additional Paid In Capital.

NOTE 5 - INCOME TAXES
---------------------

The Company is subject to federal and domestic income taxes. The Company has had no income, and therefore has paid no income tax.

Deferred income taxes arise from temporary timing differences in the recognition of income and expenses for financial reporting and tax purposes. The Company's deferred tax assets consist entirely of the benefit from net operating loss
(NOL) carry-forwards. The NOL carry forwards expire in various years through 2029. The Company's deferred tax assets are offset by a valuation allowance due to the uncertainty of the realization of the NOL carry-forwards. NOL carry-forwards may be further limited by a change in company ownership and other provisions of the tax laws.

The Company's deferred tax assets, valuation allowance, and change in valuation allowance are as follows:

                     Estimated NOL
                     Carry-forward     Valuation      Net Tax
   Period Ending        benefit        Allowance      Benefit
------------------   -------------     ----------     -------
 December 31, 2009        7,931           (7,931)         -
 December 31, 2010        13,108         (13,108)         -

NOTE 6 - SUBSEQUENT EVENTS
--------------------------

The Company has evaluated it activities subsequent to the year ended December 31, 2010 through April 5, 2011 and found no reportable subsequent events.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                    THREE MONTHS PERIOD ENDED MARCH 31, 2011

                                    UNAUDITED




                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS
                                   (Unaudited)




                                                                            March 31,         December 31,
                                                                               2011              2010
                                                                          ---------------   ---------------
ASSETS
        Current Assets:
               Cash                                                       $            -    $            -
                                                                          ---------------   ---------------
        Total Current Assets                                                           -                 -
                                                                          ---------------   ---------------
        Other assets:
               Farmout Agreement                                                   3,500             3,500
                                                                          ---------------   ---------------
        Total Other Assets                                                         3,500             3,500
                                                                          ---------------   ---------------
Total Assets                                                              $        3,500    $        3,500
                                                                          ===============   ===============

LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
        Current liabilities
               Accounts payable                                           $       55,992    $       55,600
                                                                          ---------------   ---------------
        Total Current Liabilities                                                 55,992            55,600

Stockholders' (Deficit) Equity
        Common stock, $0.001 par value; 50,000,000 shares
          authorized, 4,280,000 shares issued and outstanding
          at March 31, 2011 and December 31, 2010, respectively                    4,280             4,280
        Additional paid-in capital                                                 8,710             8,710
        Deficit accumulated during the development stage                         (65,482)          (65,090)
                                                                          ---------------   ---------------
               Total Stockholders' (Deficit) Equity                              (52,492)          (52,100)
                                                                          ---------------   ---------------
Total liabilities and stockholders' (deficit) equity                      $        3,500    $        3,500
                                                                          ===============   ===============





                  See the notes to these financial statements.




                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



                                                                            February 13, 1997
                                          For The Three Months Ended           (Inception) to
                                                  March 31,                      March 31,
                                             2011             2010                 2011
                                          ------------    --------------   ---------------------
Revenue:                                  $         -     $           -    $                  -
                                          ------------    --------------   ---------------------
Operational expenses:
      Office expenses                             392                 -                  56,687
      Filing fees                                   -                 -                      85
      Audit fees                                    -                 -                   8,710
                                          ------------    --------------   ---------------------
          Total operational expenses              392                 -                  65,482
                                          ------------    --------------   ---------------------
Net loss                                  $      (392)    $           -    $            (65,482)
                                          ============    ==============   =====================
Per share information

Net loss per common share
      Basic                               $         *     $           *
      Fully diluted                                 *                 *
                                          ============    ==============
Weighted average number of common
      stock outstanding                     4,280,000         4,280,000
                                          ============    ==============
      * Less than $(0.01) per share.
















                  See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                   STATEMENT OF STOCKHOLDER'S (DEFICIT) EQUITY
           From February 13, 1997 (Inception) through March 31, 2011
                                   (Unaudited)
                                                                                Deficit accum
                                                                 Additional        During
                                          Common Stock             paid-in        Development
                                   Number of shares  Amount        Capital          Stage          Totals
                                   ---------------------------   ------------   --------------   ------------
Issuance of stock for cash              480,000    $      480    $     1,020    $           -    $     1,500
Net loss                                      -             -              -             (144)          (144)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 1997             480,000           480          1,020             (144)         1,356
                                   -------------   -----------   ------------   --------------   ------------
Issuance of stock for cash              300,000           300            450                -            750
Net loss                                      -             -              -           (1,557)        (1,557)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 1998             780,000           780          1,470           (1,701)           549
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -             (240)          (240)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 1999             780,000           780          1,470           (1,941)           309
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -              (50)           (50)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2000             780,000           780          1,470           (1,991)           259
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -             (259)          (259)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2001             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2002             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2003             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2004             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2005             780,000           780          1,470           (2,250)             -
                                   -------------   -----------   ------------   --------------   ------------
Issuance of stock for oil lease       3,500,000         3,500              -                -          3,500
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2006           4,280,000         4,280          1,470           (2,250)         3,500
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -                -              -
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2007           4,280,000         4,280          1,470           (2,250)         3,500
                                   -------------   -----------   ------------   --------------   ------------
Shareholder capital contribution              -             -          5,740                -          5,740
Net loss                                      -             -              -          (22,461)       (22,461)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2008           4,280,000         4,280          7,210          (24,711)       (13,221)
                                   -------------   -----------   ------------   --------------   ------------
Net loss                                      -             -              -          (14,944)       (14,944)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2009           4,280,000         4,280          7,210          (39,655)       (28,165)
                                   -------------   -----------   ------------   --------------   ------------
Shareholder capital contribution              -             -          1,500                -          1,500
Net Loss                                      -             -              -          (25,435)       (25,435)
                                   -------------   -----------   ------------   --------------   ------------
Balance - December 31, 2010           4,280,000         4,280          8,710          (65,090)       (52,100)
                                   -------------   -----------   ------------   --------------   ------------
Net Loss                                      -             -              -             (392)          (392)
                                   -------------   -----------   ------------   --------------   ------------
Balance - March 31, 2011           $  4,280,000    $    4,280    $     8,710    $     (65,482)   $   (52,492)
                                   =============   ===========   ============   ==============   ============

                  See the notes to these financial statements.



                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                       February 13, 1997
                                                                     For The Three Months Ended         (Inception) to
                                                                               March 31,                    March 31,
                                                                       2011              2010                 2011
                                                                   --------------    --------------    -----------------
Cash Flows from Operating Activities:
         Net Loss                                                  $        (392)    $           -     $        (65,482)

Adjustments to reconcile net loss to net cash used
          in operating activities:
         Increase in accounts payable                                        392                 -               55,992
                                                                   --------------    --------------    -----------------
Net Cash Used by Operating Activities                                          -                 -               (9,490)
                                                                   --------------    --------------    -----------------
Net Cash Used in Investing Activities                                          -                 -                    -
                                                                   --------------    --------------    -----------------
Cash Flows from Financing Activities:
         Shareholder payment of accounts payable                               -                 -                7,240
         Proceeds from stock issuance, net of
            issuance costs                                                     -                 -                2,250
                                                                   --------------    --------------    -----------------
Net Cash Provided by Financing Activities                                      -                 -                9,490
                                                                   --------------    --------------    -----------------
Net Increase (decrease) in Cash                                                -                 -                    -

Cash and Cash Equivalents - Beginning of Period                                -                 -                    -
                                                                   --------------    --------------    -----------------
Cash and Cash Equivalents - End of Period                          $           -     $           -     $              -
                                                                   ==============    ==============    =================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
         Cash paid for interest expense                            $           -     $           -     $              -
                                                                   ==============    ==============    =================
         Cash paid for income taxes                                $           -     $           -     $              -
                                                                   ==============    ==============    =================
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING
         ACTIVITIES:
         Issuance of common stock for oil lease                    $           -     $           -     $          3,500
                                                                   ==============    ==============    =================




                  See the notes to these financial statements.

                            GARNER INVESTMENTS, INC.
                          (A Development Stage Company)
                        NOTES TO THE FINANCIAL STATEMENTS
                    For the Three Months Ended March 31, 2011
                                   (Unaudited)

NOTE 1 - BUSINESS, BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES
----------------------------------------------------------------------------

BUSINESS

Garner Investments, Inc. ("the Company") was incorporated in February 13, 1997 in the state of Wyoming. The Company was originally incorporated for the purpose of general investing. Due to an inability to raise adequate financing the Company was forced to cease operations in 2001. On October 12, 2004, the Company filed a Form 15-12G, with the Securities and Exchange Commission ("SEC") to cease its filing obligations under the Securities Act of 1934. On November 14, 2007, the Company filed a Registration Statement on Form S-1 in order to register its outstanding shares of common stock and resume its SEC filing status.

The Company's fiscal year end is December 31st. The Company's financial statements are presented on the accrual basis of accounting.

BASIS OF PRESENTATION

DEVELOPMENT STAGE COMPANY

The Company has not earned significant revenues from planned operations. Accordingly, the Company's activities have been accounted for as those of a "Development Stage Company." Therefore, the Company's financial statements of operations, stockholders' equity and cash flows disclose activity since the date of the Company's inception.

INTERIM PRESENTATION

In the opinion of the management of the Company, the accompanying unaudited financial statements include all material adjustments, including all normal and recurring adjustments, considered necessary to present fairly the financial position and operating results of the Company for the periods presented. The financial statements and notes do not contain certain information included in the Company's financial statements for the year ended December 31, 2010. It is the Company's opinion that when the interim financial statements are read in conjunction with the December 31, 2010 Audited Financial Statements, the disclosures are adequate to make the information presented not misleading. Interim results are not necessarily indicative of results for a full year or any future period.

GOING CONCERN

The Company's financial statements for the three months ended March 31, 2011 have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company reported an accumulated deficit of $65,482 as of March 31, 2011. The Company did not recognize revenues from its activities during the three months ended March 31, 2011. These factors raise substantial doubt about the Company's ability to continue as a going concern.

SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

OIL AND GAS PROPERTIES, FULL COST METHOD

The Company uses the full cost method of accounting for oil and gas producing activities. Costs to acquire mineral interests in oil and gas properties, to drill and equip exploratory wells used to find proved reserves, and to drill and equip development wells including directly related overhead costs and related asset retirement costs are capitalized.

Under this method, all costs, including internal costs directly related to acquisition, exploration and development activities are capitalized as oil and gas property costs. Properties not subject to amortization consist of exploration and development costs which are evaluated on a property-by-property basis. Amortization of these unproved property costs begins when the properties become proved or their values become impaired. The Company assesses the realization of unproved properties, taken as a whole, if any, on at least an annual basis or when there has been an indication that impairment in value may have occurred. Impairment of unproved properties is assessed based on management's intention with regard to future exploration and development of individually significant properties and the ability of the Company to obtain funds to finance such exploration and development. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.

Costs of oil and gas properties will be amortized using the units of production method.

In applying the full cost method, the Company will perform an impairment test (ceiling test) at each reporting date, whereby the carrying value of property and equipment is compared to the "estimated present value," of its proved reserves discounted at a 10-percent interest rate of future net revenues, based on current economic and operating conditions, plus the cost of properties not being amortized, plus the lower of cost or fair market value of unproved properties included in costs being amortized, less the income tax effects related to book and tax basis differences of the properties. If capitalized costs exceed this limit, the excess is charged as an impairment expense.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

NET LOSS PER SHARE

Basic net loss per common share is calculated by dividing the net loss applicable to common shares by the weighted average number of common and common equivalent shares outstanding during the period. For the three months ended March 31, 2011 and 2010, there were no potential common equivalent shares used in the calculation of weighted average common shares outstanding as the effect would be anti-dilutive because of the net loss.

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of accounts payable is considered to be representative of respective fair values because of the short-term nature of these financial instruments.

OTHER COMPREHENSIVE INCOME

The Company has no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

INCOME TAXES

Provision for income taxes represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax basis of assets and liabilities and amounts reported in the accompanying balance sheets, and for operating loss and tax credit carry forwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustment to the tax provision or benefit in the period of enactment.

RECENT ACCOUNTING PRONOUNCEMENTS

There were accounting standards and interpretations issued during the three months ended March 31, 2011, none of which are expected to have a material impact on the Company's financial position, operations or cash flows.

NOTE 2 - OTHER ASSETS
---------------------

In August 2006, the Company issued 3,500,000 shares of its restricted common stock to an unrelated third party in exchange as part of a Farmout Agreement on an oil lease located in Natrona County, Wyoming. The shares were valued at $3,500 at the time of the transaction ($0.001 per share). The Farmout Agreement provides for the Company to retain 75% of the W.I. after payout by drilling a 7,000 foot Madison test. The Company will retain 100% of the W.I. income until payout. . In December 31, 2010, the Farmout Agreement was extended to April 30, 2011.

NOTE 3 - STOCKHOLDERS' EQUITY
-----------------------------

The authorized capital stock of the Company is 50,000,000 shares of common stock with a $0.001 par value. At March 31, 2011, the Company had 4,280,000 shares of its common stock issued and outstanding. The Company does not have any preferred shares issued or authorized.

During the three months ended March 31, 2011, the Company did not issue any shares of its common stock.

NOTE 4 - SUBSEQUENT EVENTS
--------------------------

The Company has evaluated it activities subsequent to the three months ended March 31, 2011 through May 11, 2011 and found no reportable subsequent events.

F.  SELECTED FINANCIAL INFORMATION

Not applicable.


G.  SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable.


H. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION SHOULD BE READ IN CONJUNCTION WITH OUR UNAUDITED FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED HEREIN. IN CONNECTION WITH, AND BECAUSE WE DESIRE TO TAKE ADVANTAGE OF, THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, WE CAUTION READERS REGARDING CERTAIN FORWARD LOOKING STATEMENTS IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS REPORT AND IN ANY OTHER STATEMENT MADE BY, OR ON OUR BEHALF, WHETHER OR NOT IN FUTURE FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. FORWARD-LOOKING STATEMENTS ARE STATEMENTS NOT BASED ON HISTORICAL INFORMATION AND WHICH RELATE TO FUTURE OPERATIONS, STRATEGIES, FINANCIAL RESULTS OR OTHER DEVELOPMENTS. FORWARD LOOKING STATEMENTS ARE NECESSARILY BASED UPON ESTIMATES AND ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND OUR CONTROL AND MANY OF WHICH, WITH RESPECT TO FUTURE BUSINESS DECISIONS, ARE SUBJECT TO CHANGE. THESE UNCERTAINTIES AND CONTINGENCIES CAN AFFECT ACTUAL RESULTS AND COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD LOOKING STATEMENTS MADE BY, OR ON OUR BEHALF. WE DISCLAIM ANY OBLIGATION TO UPDATE FORWARD-LOOKING STATEMENTS.

THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S REPORT ON THE COMPANY'S FINANCIAL STATEMENTS AS OF DECEMBER 31, 2010, AND FOR EACH OF THE YEARS IN THE TWO-YEAR PERIOD THEN ENDED, INCLUDES A "GOING CONCERN" EXPLANATORY PARAGRAPH, THAT DESCRIBES SUBSTANTIAL DOUBT ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN.

PLAN OF OPERATIONS

We had no revenues during the year ended December 31, 2010. We have minimal capital, minimal cash, and only our intangible assets consisting of our business plan, relationships, contacts and farmout mineral prospect. We are illiquid and need cash infusions from investors or shareholders to provide capital, or loans from any sources.

During the year ended December 31, 2010, our operations were focused on the maintenance of our accounting records, getting our common stock listed for trading on the OTCBB and the beginnings of geological evaluations.

On August 28, 2006, Garner Investments entered into a Farmout Agreement with Ms. Sharon K. Fowler (Fowler) to commit and drill wells in Farmout Lands. The Farmout Agreement with Fowler provides that the Company must commence drilling a well within eighteen months after the date of the farmout or the farmed acreage will revert to Ms. Fowler, however, on October 13, 2009 an extension of the farmout was executed to extend the performance date to December 31, 2010 and was extended on December 31, 2010 to April 30, 2011. On April 30. 2011, the Farmout Agreement expired and was not renewed.

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

South Uintah intends to appoint new officers after an election of new directors to the Board of Directors. No arrangement now exists for such actions, and this is only a statement of intent.

South Uintah was incorporated in the State of Colorado in March 2011 and is headquartered in Denver, Colorado. South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 8,000 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as: Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.

We will need substantial additional capital to support our proposed future energy operations. We have no revenues. We have NO committed source for any funds as of date here. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, we may not be able to carry out our business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. We may, in any particular case, decide to participate or decline participation. If participating, we may pay our proportionate share of costs to maintain our proportionate interest through cash flow or debt or equity financing. If participation is declined, we may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

In addition, the United States and the global business community is experiencing severe instability in the commercial and investment banking systems which is likely to continue to have far-reaching effects on the economic activity in the country for an indeterminable period. The long-term impact on the United States economy and the Company's operating activities and ability to raise capital cannot be predicted at this time, but may be substantial.

The independent registered public accounting firm's report on the Company's financial statements as of December 31, 2010, and for each of the years in the two-year period then ended, includes a "going concern" explanatory paragraph, that describes substantial doubt about the Company's ability to continue as a going concern.

RESULTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2010

During the three months ended March 31, 2011 and 2010, we did not recognize any revenues from our operations.

During the three months ended March 31, 2011, we incurred general and administrative expenses of $392 compared to nil during the three months ended March 31, 2010. The increase of $392 was a result of starting work earlier on our audit and annual report in comparison to the prior period.

During the three months ended March 31, 2011, we incurred a net loss of $392. During the three months ended March 31, 2010, we did not incur either a net loss or net income.

FOR THE YEAR ENDED  DECEMBER  31, 2010  COMPARED TO THE YEAR ENDED  DECEMBER 31,
2009

During the years ended December 31, 2010 and 2009, Garner Investments did not have revenues.

During the year ended December 31, 2010, the Company incurred operational expenses of $25,435 compared to $14,944 for the year ended December 31, 2009. The increase of $10,491 was a result of a $8,991 increase in legal fees resulting from the Company's efforts to get its common stock listed for trading.

During the year ended December 31, 2010, the Company recognized a net loss of $25,435. During the year ended December 31, 2009, the Company recognized a net loss of $14,944. The resulting $10,491 increase in net loss during the year ended December 31, 2010, was a result of the increase in the operational expenses incurred in obtaining listing of the Company's common stock for trading.

LIQUIDITY

AT MARCH 31, 2011

We have no cash or other liquid assets at March 31, 2011, and we will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. We have secured no sources of loans or private placements at this time.

During the three months ended March 31, 2011, we did used $392 in our operational activities. During the three months ended March 31, 2011, we recognized a net loss of $392 and did not have any non-cash adjustments to net losses.

During the three months ended March 31, 2010, we did not use or receive funds from operations.

During the three months ended March 31, 2011 and 2010, we did not use or receive any funds from investment activities.

During the three months ended March 31, 2011 and 2010, we did not receive or use any funds from our financing activities.

AT DECEMBER 31, 2010

The Company has no cash or other liquid assets at December 31, 2010. The Company will be reliant upon shareholder loans or private placements of equity to fund any kind of operations. Garner Investments has secured no sources of loans or private placements, at this time. Due to its lack of funds, the Company did not have any cash flows during the years ended December 31, 2010 and 2009.

During the year ended December 31, 2010, the Company recognized a net loss of $25,435, which was not adjusted for any non-cash items. During the year ended December 31, 2010, the Company incurred a $23,935 increase in its accounts payable.

During the year ended December 31, 2009, the Company recognized a net loss of $14,944, which was not adjusted for any non-cash items. During the year ended December 31, 2009, the Company incurred a $14,944 increase in its accounts payable.

During the year ended December 31, 2010, a shareholder of the Company paid the Company's outstanding audit fees of $1,500. The Company has treated the payment as a capital contribution and credited Additional Paid In Capital for $1,500.

SHORT TERM

On a short-term basis, Garner Investments has not generated any revenue or revenues sufficient to cover operations. Based on prior history, the Company will continue to have insufficient revenue to satisfy current and recurring liabilities as it continues exploration activities. For short term needs the Company will be dependent on receipt, if any, of offering proceeds.

Garner Investments assets consist of a farmout agreement valued at $3,500 at December 31, 2010. The Company's total liabilities are $55,600 at December 31, 2010.

CAPITAL RESOURCES

The Company has only common stock as its capital resource.

Garner Investments has no material commitments for capital expenditures within the next year, however if operations are commenced, substantial capital will be needed to pay for participation, investigation, exploration, acquisition and working capital.

NEED FOR ADDITIONAL FINANCING

Garner Investments does not have capital sufficient to meet its cash needs. The Company will have to seek loans or equity placements to cover such cash needs. Once exploration commences, its needs for additional financing is likely to increase substantially.

No commitments to provide additional funds have been made by the Company's management or other stockholders. Accordingly, there can be no assurance that any additional funds will be available to Garner Investments to allow it to cover the Company's expenses as they may be incurred.

The Company will need substantial additional capital to support its proposed future energy operations. Garner Investments has NO revenues. The Company has NO committed source for any funds as of the date hereof. No representation is made that any funds will be available when needed. In the event funds cannot be raised when needed, Garner Investments may not be able to carry out its business plan, may never achieve sales or royalty income, and could fail in business as a result of these uncertainties.

Decisions regarding future participation in exploration wells or geophysical studies or other activities will be made on a case-by-case basis. The Company may, in any particular case, decide to participate or decline participation. If participating, Garner Investments may pay its proportionate share of costs to maintain the Company's proportionate interest through cash flow or debt or equity financing. If participation is declined, the Company may elect to farmout, non-consent, sell or otherwise negotiate a method of cost sharing in order to maintain some continuing interest in the prospect.

LIMITED FINANCING

There is no assurance that Garner Investments will achieve additional monies or financing will be available in the future or, if available, will be at favorable terms. In the event that Garner Investments is unable to raise funds through the sale of its shares, the Company will have substantially less funds available to engage in the oil and gas exploration business, and it will limit the Company's business to lease acquisitions, and joint venture syndication for drilling.

The Company may borrow money to finance its future operations, although it does not currently contemplate doing so. Any such borrowing will increase the risk of loss to the investor in the event it is unsuccessful in repaying such loans.

CRITICAL ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less and money market instruments to be cash equivalents.

REVENUE RECOGNITION

The Company recognizes revenue when it is earned and expenses are recognized when they occur.

STOCK-BASED COMPENSATION

The Company adopted the provisions of and accounts for stock-based compensation using an estimate of value in accordance with the fair value method. Under the fair value recognition provisions of this statement, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as expense on a straight-line basis over the requisite service period, which generally is the vesting period. The Company elected the modified-prospective method, under which prior periods are not revised for comparative purposes. The valuation method applies to new grants and to grants that were outstanding as of the effective date and are subsequently modified.

I. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURES

Not applicable.

J.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

K.  DIRECTORS AND EXECUTIVE OFFICERS

              NAME          AGE               POSITION                TERM
------------------------ ----------- ---------------------------- -------------
Roy C. Smith                 55      President and Director       Annual
Michael R. Butler            57      Secretary/Treasurer and      Annual
                                     Director
Z.S. Merritt                 83      Director                     Annual

ROY C. SMITH, age 55, has been President and a Director of Garner Investments, Inc. since 2006. Mr. Smith attended the University of Wyoming and Casper College. He earned an A.S.S. in Marketing. He began his career in the Oil and Gas business with his father Charles B. Smith in Gillette, Wyoming. From 1978 until present he has been a self-employed independent Landman.

MICHAEL R. BUTLER, age 57, is Secretary/Treasurer and a Director of Garner Investments, Inc. Mr. Butler was employed for 19 years by Amoco Production Company, an oil and gas producing company operating in the state of Wyoming. In 1997 and 1998, Mr. Butler has owned and operated a farm/ranch west of Casper, Wyoming. Mr. Butler has been trained in and has experience in waterflood injection, oil and gas producing operations, maintenance, and wetland development. Mr. Butler is a Director of Hindsight, Inc. dba Oil City Printers, a commercial printing business (since 1988). Mr. Butler was a Director and Secretary/Treasurer of The Art Boutique, Inc. (1996 to 2003), Phillips 44, Inc., (1998 - 2001) and Tempus, Inc. (1997 - 2000).

Z.S. MERRITT, age 83 is a Director of Garner Investments, Inc. Mr. Merritt attended the University of Wyoming as a Geology Major. He received a BS Degree in 1954 and an MA Degree in 1958. From 1978 to 1994 Mr. Merritt worked with Viable Resources, Inc. as an Exploration Manager, Officer and Director. Mr. Merritt has been an independent consulting Geologist and Landman in Wyoming since 1994.

Our officers are spending up to 5 hours per week on our business at this time.

CONFLICTS OF INTEREST - GENERAL.

Our directors and officers are, or may become, in their individual capacities, officers, directors, controlling shareholder and/or partners of other entities engaged in a variety of businesses. Thus, there exist potential conflicts of interest including, among other things, time, efforts and corporation opportunity, involved in participation with such other business entities. While each officer and director of our business is engaged in business activities outside of our business, the amount of time they devote to our business will be up to approximately 5 hours per week.

CONFLICTS OF INTEREST - CORPORATE OPPORTUNITIES

Presently no requirement contained in our Articles of Incorporation, Bylaws, or minutes which requires officers and directors of our business to disclose to us business opportunities which come to their attention. Our officers and directors do, however, have a fiduciary duty of loyalty to us to disclose to us any business opportunities which come to their attention, in their capacity as an officer and/or director or otherwise. Excluded from this duty would be opportunities which the person learns about through his involvement as an officer and director of another company. We have no intention of merging with or acquiring an affiliate, associate person or business opportunity from any affiliate or any client of any such person.

PROJECTED STAFF

STAFFING

Currently, we have no employees aside from the President who is part time. This lean staffing is possible in this phase because of our determination to outsource all operating functions. Our staff positions will be filled as budget allows and business demands require, and the positions may be altered in response to business needs.

L.  EXECUTIVE AND DIRECTORS COMPENSATION

                                  COMPENSATION

The following table sets forth certain information concerning compensation of the President and our most highly compensated executive officers for the fiscal years ended December 31, 2008, December 31, 2009 and December 31, 2010 the ("Named Executive Officers"):


                                      SUMMARY EXECUTIVES COMPENSATION TABLE

                                                                NON-EQUITY     NON-QUALIFIED
                                                                INCENTIVE        DEFERRED
                                          STOCK     OPTION         PLAN        COMPENSATION      ALL OTHER
   NAME &               SALARY    BONUS    AWARDS    AWARDS    COMPENSATION      EARNINGS       COMPENSATION   TOTAL
  POSITION      YEAR      ($)      ($)      ($)       ($)          ($)              ($)             ($)         ($)
-------------- -------- -------- -------- --------- --------- --------------- ---------------- --------------- -------
Roy C.          2008       0        0        0         0            0                0               0           0
Smith,          2009       0        0        0         0            0                0               0           0
President       2010       0        0        0         0            0                0               0           0



Michael R.      2008       0        0        0         0            0                0               0           0
Butler,         2009       0        0        0         0            0                0               0           0
Secretary       2010       0        0        0         0            0                0               0           0
and Treasurer

                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth certain information concerning outstanding equity awards held by the President and our most highly compensated executive officers for the fiscal year ended December 31, 2010 (the "Named Executive Officers"):

------------- ----------------------------------------------------------- --------------------------------------------
                                     OPTION AWARDS                                      STOCK AWARDS
------------- ----------------------------------------------------------- --------------------------------------------
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
                                                                                                            Equity
                                                                                                            incentive
                                       Equity                                                               plan
                                       incentive                                                Equity      awards:
                                       plan                                                     incentive   Market
                                       awards:                                                  plan        or
              Number of    Number of   Number of                          Number     Market     awards:     payout
              securities  securities   securities                         of         value of   Number of   value of
              underlying  underlying   underlying                         shares     shares     unearned    unearned
              unexercised unexercised  unexercised   Option     Option    or units   of units   shares,     shares,
              options       options    unearned     exercise   expiration of stock   of stock   units or    units or
    Name        (#)          (#)       options      price       date     that       that       other       others
              exercisable unexercisable   (#)         ($)                 have not   have not   rights      rights
                                                                           vested     vested    that have   that
                                                                             (#)        ($)     not         have not
                                                                                                vested (#)   vested
                                                                                                               ($)
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
Roy C.            0            0           0           0           0          0          0          0           0
Smith,
President
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------
Michael R.        0            0           0           0           0          0          0          0           0
Butler,
Secretary
and
Treasurer
------------- ----------- ------------ ----------- ----------- ---------- ---------- ---------- ----------- ----------

                             DIRECTOR COMPENSATION

The following table sets forth certain information concerning compensation paid to our directors for services as directors, but not including compensation for services as officers reported in the "Summary Executives Compensation Table" during the year ended December 31, 2010:

                                                                           Non-qualified
                                                             Non-equity      deferred
                 Fees earned                                 incentive     compensation     All other
                  or paid in      Stock         Option          plan         earnings     compensation      Total
     Name            cash       awards ($)    awards ($)    compensation        ($)            ($)           ($)
                     ($)                                        ($)
---------------- ------------- ------------- ------------- --------------- -------------- -------------- -------------
Roy C. Smith        $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-

Michael R.          $ -0-         $ -0-         $ -0-          $ -0-           $ -0-          $ -0-         $ -0-
Butler

Z.S. Merritt        $ -0-         $ -0-          $-0-          $ -0-           $-0-           $ -0-         $ -0-

All of our officers and/or directors will continue to be active in other companies. All officers and directors have retained the right to conduct their own independent business interests.

It is possible that situations may arise in the future where the personal interests of the officers and directors may conflict with our interests. Such conflicts could include determining what portion of their working time will be spent on our business and what portion on other business interest. To the best ability and in the best judgment of our officers and directors, any conflicts of interest between us and the personal interests of our officers and directors will be resolved in a fair manner which will protect our interests. Any transactions between us and entities affiliated with our officers and directors will be on terms which are fair and equitable to us. Our Board of Directors intends to continually review all corporate opportunities to further attempt to safeguard against conflicts of interest between their business interests and our interests.

We have no intention of merging with or acquiring an affiliate, associated person or business opportunity from any affiliate or any client of any such person.

Directors receive no compensation for serving.

M. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AS OF AUGUST 10, 2011

(a)      Beneficial owners of five percent (5%) or greater, of our common stock.

There are currently 50,000,000 common shares authorized of which 4,280,000 are outstanding.

The following sets forth information with respect to ownership by holders of more than five percent (5%) of our common stock:


TITLE OF CLASS            NAME AND ADDRESS OF        AMOUNT AND NATURE   PRE-OFFERING PERCENT       POST-OFFERING
                            BENEFICIAL OWNER           OF BENEFICIAL           OF CLASS           PERCENT OF CLASS
                                                          OWNER*                                    (POST RESALE)
--------------------- ----------------------------- -------------------- ---------------------- ----------------------
Common shares         Sharon K. Fowler                          680,000                 15.88%                 12.80%
                      13816 E. Meadow Lane
                      Evansville, WY  82636
                      (includes Robert G. Fowler
                      - husband of Sharon K.
                      Fowler who owns 170,000
                      Shares)

Common shares         South Uintah Gas                        3,000,000                 70.09%                 56.50%
                      Properties, Inc.
                      7609 Ralston Road
                      Arvada, CO  80002
                                                    -------------------- ---------------------- ----------------------
                      TOTAL                                   3,680,000                 85.97%                  69.3%

* BENEFICIAL OWNERSHIP OF EACH PERSON IS SHOWN AS CALCULATED IN ACCORDANCE WITH RULE 13D-3 OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INCLUDES ALL SECURITIES THAT THE PERSON, DIRECTLY, OR INDIRECTLY THROUGH AN CONTRACT, ARRANGEMENT,
UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES VOTING POWER WHICH INCLUDES THE POWER TO VOTE OR DIRECT THE VOTING OF A SECURITY, OR INVESTMENT POWER, WHICH INCLUDES THE POWER TO DISPOSE, OR DIRECT THE DISPOSITION OF SUCH SECURITY.


         (b) The following sets forth information with respect to our common stock beneficially owned by each Officer and Director, and by all Directors and Officers as a group as of August 10, 2011:


        TITLE OF CLASS          NAME AND ADDRESS OF BENEFICIAL OWNER*    AMOUNT AND NATURE OF      PERCENT OF CLASS
                                                                           BENEFICIAL OWNER
------------------------------- --------------------------------------- ------------------------ ---------------------
Common shares                   Roy C. Smith                                             50,000                  1.1%
                                President and Director
                                P.O. Box 3574
                                Casper, WY  82602

Common shares                   Michael R. Butler                                       140,000                  3.2%
                                Secretary, Treasurer & Director
                                13750 Bessemer Bend Rd.
                                Alcova Route
                                Casper, WY  82604

Common shares                   Z.S. Merritt                                             10,750                   .3%
                                Director
                                                                        ------------------------ ---------------------
All Directors and Executive                                                             200,750                  4.6%
Officers as a Group (3
persons)

* BENEFICIAL OWNERSHIP OF EACH PERSON IS SHOWN AS CALCULATED IN ACCORDANCE WITH RULE 13D-3 OF THE SECURITIES EXCHANGE ACT OF 1934, WHICH INCLUDES ALL SECURITIES THAT THE PERSON, DIRECTLY, OR INDIRECTLY THROUGH AN CONTRACT, ARRANGEMENT,
UNDERSTANDING, RELATIONSHIP OR OTHERWISE HAS OR SHARES VOTING POWER WHICH INCLUDES THE POWER TO VOTE OR DIRECT THE VOTING OF A SECURITY, OR INVESTMENT POWER, WHICH INCLUDES THE POWER TO DISPOSE, OR DIRECT THE DISPOSITION OF SUCH SECURITY.

N.  CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS, PROMOTERS AND CONTROL PERSONS

Other than the stock transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our founders, directors, executive officers, shareholders or any members of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah, the Company's majority shareholder, and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

South Uintah intends to appoint new officers after an election of new directors to the Board of Directors. No arrangement now exists for such actions, and this is only a statement of intent.

Sharon K.  Fowler,  founder  and  shareholder  granted a farmout of the lease in
Section 16, T38N, R81W in Natrona County, Wyoming, to the Company for 3,500,000 shares issued in August 2006. The Farmout Agreement with Fowler provides that the Company must commence drilling a well within eighteen months after the date of the farmout or the farmed acreage will revert to Ms. Fowler, however, on October 13, 2009 an extension of the farmout was executed to extend the performance date to December 31, 2010. On December 31, 2010, the Farmout Agreement was extended to April 30, 2011. On April 30, 2011, the Farmout Agreeemnt expired and was not renewed.

Larry O'Donnell, CPA, PC formerly the independent registered public accountant for Garner Investments, Inc. ("the Company") was dismissed as the Company's independent registered public accountant on November 1, 2010. Effective December 14, 2010, the Public Accounting Oversight Board ("PCAOB") revoked Larry O'Donnell, CPA, P.C.'s registration as a registered public accountant.

On November 1, 2010, the Board of Directors of the Company approved the engagement of new auditors, Ronald Chadwick, PC, of Aurora, Colorado to be the Company's independent registered public accountant. No audit committee exists, other than the members of the Board of Directors

During the year ended December 31, 2010, a shareholder of the Company paid the Company's outstanding audit fees of $1,500. The Company has treated the payment as a capital contribution and credited Additional Paid In Capital for $1,500.

There are no promoters being used in relation to this offering. No person who may, in the future, be considered a promoter of this offering, will receive or expect to receive assets, services or other considerations from us. No assets will be, nor expected to be, acquired from any promoter on behalf of us. We have not entered into any agreements that require disclosure to the shareholders.

ITEM 11A.  MATERIAL CHANGES
---------------------------

CHANGE IN CONTROL

On July 11, 2011, Sharon Fowler ("Fowler") entered into a Share Purchase Agreement with South Uintah Gas Properties, Inc. ("South Uintah"). Prior to entering into the Share Purchase Agreement, Fowler was a majority shareholder of Garner Investments, Inc.

In exchange for cash of $300,000, Fowler has sold 3,000,000 shares of the Company's restricted common stock to South Uintah. South Uintah conducted a private placement to raise capital and the funds to purchase the Fowler shares were obtained from such placement. As a result of the exchange South Uintah has become the majority shareholder of our Company, as discussed below.

As a result of the Share Purchase Agreement completed on July 12, 2011, there was a resulting change in the ownership structure of our Company. Prior to the Agreement, Fowler owned 3,680,000 shares of the Company's issued and outstanding common stock representing 85.5% of the voting common stock. As a result of the Agreement, South Uintah now holds the 3,000,000 shares of common stock representing 70.09% of the voting stock

We intend to continue our business plan in the oil and gas exploration business. We intend to acquire South Uintah for convertible promissory notes with varying terms, restricted shares of common stock, warrants, and shares of preferred stock, when authorized, though no such agreements have been entered into at the time of this filing. South Uintah must complete an audit of its financial statements under SEC rules in order to complete the contemplated transaction.

SHARE ACQUISITION AND EXCHANGE AGREEMENT

On July 27, 2011, the Company entered into a Share Exchange and Acquisition Agreement with South Uintah and the South Uintah shareholders. Pursuant to the Share Exchange and Acquisition Agreement ("the Agreement"), the Company has agreed to issue shares of its restricted common stock for 100% of the issued and outstanding common stock of South Uintah. The shares are to be exchanged on a one for one basis.

In addition to the exchange of common stock, the Company has agreed to exchange on a one for one basis the following outstanding equity documents with those of its own. The table below sets forth the equity that is being exchanged.

          Type of Equity            South Uintah Balance          To Be Issued By Garner
----------------------------------- ---------------------- ------ -----------------------
Common Stock                             8,000,000 shares               8,000,000 shares
Preferred Stock (1)
   Non-voting Series A                   1,000,000 shares               1,000,000 shares
   Non-voting Series B                   1,000,000 shares               1,000,000 shares
   Non-voting Series C                   1,000,000 shares               1,000,000 shares
Warrants (2)                                    8,700,000                      8,700,000
Convertible Promissory Notes (3)               $1,000,000                     $1,000,000
Promissory Notes (4)                             $350,000                       $350,000

-------------------

(1) The Company will have to amend its Articles of Incorporation in order to authorize 25,000,000 shares of preferred stock, which it intends to do subject to shareholder approval. The Series A and B Preferred Shares are convertible into 1,000,000 shares of common stock, each. The Series C Preferred Shares are convertible into 222,222 shares of common stock at $4.50 per share.
(2) The warrants have exercise prices ranging from $0.25 to $1.50 per share and terms of 2 to 3 years.
(3) The convertible promissory notes for $1,000,000 have conversion prices ranging from $0.20 to $0.25 and are convertible for a total of 4,360,000 shares.
(4) The promissory notes have provisions that provide for the notes to be paid upon the earlier of one year or private funding of $2,000,000.

The closing of the transaction has been set for on or before August 31, 2011 and is dependent upon the delivery of audited financial statements by South Uintah.

South Uintah intends to appoint new officers after an election of new directors to the Board of Directors. No arrangement now exists for such actions, and this is only a statement of intent.

South Uintah was incorporated in the State of Colorado in March 2011. South Uintah has interests in oil and gas properties. South Uintah has acquired interests in approximately 8,000 gross acres in the Central part of the Uintah Basin, at Natural Buttes, Utah from a farmout. The acreage is located in a prolific gas production area from multiple hydrocarbon reservoirs such as:
Castlegate, Mancos, Dakota, Buck Tongue, Emery, Frontier and Prairie Canyon. The upper zones above 9,800 feet (approx) are precluded in the farmout and the overall targets will be zones from 9,800 feet to 16,000 feet.


ITEM 12.  INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
-----------------------------------------------------------

         ------------ ---------------------------------------- -----------------
         NUMBER       DESCRIPTION

         3.1          Articles of Incorporation                (1)
         3.2          Bylaws of Garner Investments, Inc.       (1)
         5.1          Opinion re: Legality                     Filed Herewith
         10.1         Farmout Agreement                        (2)
         10.2         Extension to Farmout Agreement           (2)
         10.3         Extension to Farmout Agreement - 2009    (3)
         10.4         Extension to Farmout Agreement - 2010    (4)
         10.5         Share Purchase Agreement                 (5)
         10.6         Share Acquisition and Exchange Agreement (6)
         23.1         Consent of Attorney                      Filed Herewith
         23.2         Consent of Accountant                    Filed Herewith
         ------------ ---------------------------------------- -----------------

(1)Incorporated by reference from the exhibits included in the Company's SB-2 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated November 13, 2007.

(2)Incorporated by reference from the exhibits included in the Company's second Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 23, 2008.

(3)Incorporated by reference from the exhibits included in the Company's fifth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated December 2, 2009.

(4)Incorporated by reference from the exhibits included in the Company's sixth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 27, 2011.

(5)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated July 12, 2011.

(6)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (ww.sec.gov), dated August 5, 2011.


ITEM 12A. DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
--------------------------------------------------------------------------------

The Wyoming Business Corporation Act requires us to indemnify officers and directors for any expenses incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Wyoming Business Corporation Act permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer or director acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of us and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors, or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained.

The Wyoming Business Corporation Act prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Wyoming Business Corporation Act may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law.

The Wyoming Business Corporation Act also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution.

According to our bylaws, we are authorized to indemnify our directors to the fullest extent authorized under Wyoming Law subject to certain specified limitations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and persons controlling us pursuant to the foregoing provisions or otherwise, we are advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     [OUTSIDE BACK COVER PAGE OF PROSPECTUS]
                     DEALER PROSPECTUS DELIVERY REQUIREMENTS

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
-----------------------------------------------

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
----------------------------------------------------

We have expended, or will expend fees in relation to this registration statement as detailed below:

 ============================================================ ==================
                   EXPENDITURE ITEM                              AMOUNT
 ------------------------------------------------------------ ------------------
 Attorney Fees                                                           $13,000
 ------------------------------------------------------------ ------------------
 Audit Fees                                                               $7,500
 ------------------------------------------------------------ ------------------
 Transfer Agent Fees                                                      $2,000
 ------------------------------------------------------------ ------------------
 SEC Registration and Blue Sky Registration fees (estimated)              $1,000
 ------------------------------------------------------------ ------------------
 Printing Costs and Miscellaneous Expenses (estimated)                    $1,500
                                                                          ------
 ------------------------------------------------------------ ------------------
 TOTAL                                                                   $25,000
 ============================================================ ==================

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
---------------------------------------------------

Our officers and directors are indemnified as provided by the Wyoming Revised Statutes and the bylaws.

Under the Wyoming Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit the directors' immunity. Excepted from that immunity are: (a) a willful failure to deal fairly with us or our shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that it will indemnify the directors to the fullest extent not prohibited by Wyoming law; provided, however, that we may modify the extent of such indemnification by individual contracts with the directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law,
(b) the proceeding was authorized by the board of directors, (c) is provided by us, in sole discretion, pursuant to the powers vested under Wyoming law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that it will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer of us, or is or was serving at the request of us as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer except by reason of the fact that such officer is or was our director in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of us.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES
------------------------------------------------


During the past three years, we have not sold or issued securities without registering the securities under the Securities Act of 1933.



ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
----------------------------------------------------

         ------------ ---------------------------------------- -----------------
         NUMBER       DESCRIPTION

         3.1          Articles of Incorporation                (1)
         3.2          Bylaws of Garner Investments, Inc.       (1)
         5.1          Opinion re: Legality                     Filed Herewith
         10.1         Farmout Agreement                        (2)
         10.2         Extension to Farmout Agreement           (2)
         10.3         Extension to Farmout Agreement - 2009    (3)
         10.4         Extension to Farmout Agreement - 2010    (4)
         10.5         Share Purchase Agreement                 (5)
         10.6         Share Acquisition and Exchange Agreement (6)
         23.1         Consent of Attorney                      Filed Herewith
         23.2         Consent of Accountant                    Filed Herewith
         ------------ ---------------------------------------- -----------------

(1)Incorporated by reference from the exhibits included in the Company's SB-2 Registration Statement filed with the Securities and Exchange Commission (www.sec.gov), dated November 13, 2007.

(2)Incorporated by reference from the exhibits included in the Company's second Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 23, 2008.

(3)Incorporated by reference from the exhibits included in the Company's fifth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated December 2, 2009.

(4)Incorporated by reference from the exhibits included in the Company's sixth Amended Registration Statement filed on Form S-1/A with the Securities and Exchange Commission (www.sec.gov), dated April 27, 2011.

(5)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (www.sec.gov), dated July 12, 2011.

(6)Incorporated by reference from the exhibits included in the Company's Form 8K filed with the Securities and Exchange Commission (ww.sec.gov), dated August 5, 2011.


ITEM 17. UNDERTAKINGS
---------------------

We hereby undertake the following:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (a) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

          (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

          (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to the directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of the directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of the directors, officers, or controlling persons in connection with the securities being registered, we will unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For determining liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant under Rule 424(b) (1) or (4) or 497(h) under the Securities Act as part of this Registration Statement as of the time the Commission declared it effective.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form POS AM and authorized this Amended Registration Statement to be signed on our behalf by the undersigned, thereunto duly authorized, in the City of Arvada, State of Colorado, on August 10, 2011.

                            GARNER INVESTMENTS, INC.


/s/Roy C. Smith                                               August 10, 2011
--------------------------------------------------------
Roy C. Smith
(Principal Executive Officer, President and Chief
Executive Officer)

/s/Michael R. Butler                                          August 10, 2011
--------------------------------------------------------
Michael R. Butler
(Chief Financial Officer/Principal
Accounting Officer/Secretary/Treasurer)




In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


/s/Roy C. Smith                                               August 10, 2011
--------------------------------------------------
Roy C. Smith, Director


/s/Michael R. Butler                                          August 10, 2011
--------------------------------------------------
Michael R. Butler, Director


/s/Z.S. Merritt                                               August 10, 2011
--------------------------------------------------
Z.S. Merritt, Director